EXHIBIT 2.1

EXECUTION FINAL
FEBRUARY 23, 2006
                                                                        GOM 2006





                           PURCHASE AND SALE AGREEMENT

                                 by and between


                       PIONEER NATURAL RESOURCES USA, INC.


                                    as Seller


                                       and


                     MARUBENI OFFSHORE PRODUCTION (USA) INC.


                                  as Purchaser






THIS AGREEMENT CONTAINS CERTAIN INDEMNITY AND RELEASE PROVISIONS THAT INDEMNIFY THE INDEMNIFIED PARTY (OR PARTIES) FROM THE INDEMNIFIED PARTY'S (OR PARTIES') OWN NEGLIGENCE AND OTHER LEGAL FAULT.







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                                TABLE OF CONTENTS



ARTICLE 1.  SALE AND PURCHASE................................................1

   1.1       EFFECTIVE TIME..................................................1
   1.2       SALE AND PURCHASE...............................................1
   1.3       EXCLUDED ASSETS.................................................3
   1.4       DEFINED TERMS...................................................3

ARTICLE 2.  CONSIDERATION....................................................6

   2.1       CONSIDERATION...................................................6
   2.2       MANNER OF PAYMENT...............................................8
   2.3       LIKE KIND EXCHANGE OPTION.......................................8
   2.4.      DEPOSIT.........................................................8
   2.5       ALLOCATED VALUES................................................8
   2.6       GUARANTIES......................................................9
   2.7       ESCROW AGREEMENT................................................9

ARTICLE 3. TITLE, PREFERENTIAL RIGHTS AND CONSENTS TO ASSIGN.................9

   3.1       [INTENTIONALLY DELETED].........................................9
   3.2       SPECIAL WARRANTY OF TITLE.......................................9
   3.3       [INTENTIONALLY DELETED].........................................9
   3.4       DEFINITION OF PERMITTED ENCUMBRANCES............................9

3.5- 3.9     [INTENTIONALLY DELETED]........................................11

   3.10      PREFERENTIAL PURCHASE RIGHTS AND CONSENTS TO ASSIGN............11
   3.11      [INTENTIONALLY DELETED]........................................12
   3.12      [INTENTIONALLY DELETED]........................................12

ARTICLE 4.  SELLER'S REPRESENTATIONS, WARRANTIES AND DISCLAIMER.............12

   4.1       EXISTENCE......................................................13
   4.2       POWER..........................................................13
   4.3       AUTHORIZATION..................................................13
   4.4       BROKERS........................................................13
   4.5       FOREIGN PERSON.................................................13
   4.6       TAXES AND ROYALTIES............................................13
   4.7       PERMITS........................................................14
   4.8       COMPLIANCE WITH LAW............................................14
   4.9       CONTRACTS......................................................14
   4.10      LITIGATION.....................................................14
   4.11      AFE'S..........................................................14
   4.12      ENVIRONMENTAL ACTIONS..........................................14
   4.13      TAKE-OR PAY....................................................15
   4.14      LIMITATION AND DISCLAIMER OF REPRESENTATIONS
             AND WARRANTIES.................................................15

ARTICLE 5.  REPRESENTATIONS, WARRANTIES AND  COVENANTS OF PURCHASER.........16

   5.1       EXISTENCE......................................................16
   5.2       POWER..........................................................17
   5.3       AUTHORIZATION..................................................17
   5.4       BROKERS........................................................17
   5.5       INVESTMENT INTENT..............................................17
   5.6       DUE DILIGENCE..................................................17
   5.7       SOPHISTICATED BUYER............................................18
   5.8       ECONOMIC RISK..................................................18



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   5.9       FINANCING......................................................18
   5.10      ACCREDITED INVESTOR............................................18
   5.11      SOLICITATION...................................................18
   5.12      ACCESS TO RECORDS..............................................18
   5.13       No Breach of Seller's Warranty of Title.......................

ARTICLE 5A.  ADDITIONAL COVENANTS...........................................18

   5A.1      MAINTENANCE OF ASSETS..........................................18
   5A.2      NO ENCUMBRANCES................................................19
   5A.3      OPERATIONS.....................................................19

ARTICLE 6.  SELLER'S CONDITIONS OF CLOSING..................................20

   6.1       PERFORMANCE....................................................20
   6.2       HSR ACT........................................................20

ARTICLE 7.  PURCHASER'S CONDITIONS OF CLOSING...............................20

   7.1       PERFORMANCE....................................................20
   7.2       HSR ACT........................................................20

ARTICLE 8.  CLOSING.........................................................20

   8.1       TIME AND PLACE OF CLOSING......................................21
   8.2       CLOSING OBLIGATIONS............................................21

ARTICLE 8A. SELLER'S OBLIGATION TO QUALIFY AS OPERATOR......................22

ARTICLE 9.  POST-CLOSING OBLIGATIONS........................................
   9.1       RECEIPTS AND CREDITS; SUSPENSE FUNDS...........................22
   9.2       COSTS AND LIABILITIES; INDEMNITY...............................23
   9.3.      FURTHER ASSURANCES.............................................31
   9.4       DELIVERY OF RECORDS............................................32
   9.5       ACCESS TO DATA.................................................32
   9.6       PURCHASER'S RELEASE OF SELLER..................................32
   9.7       RETROACTIVE EFFECT.............................................33
   9.8       INDUCEMENT TO SELLER...........................................33
   9.9       RELATED AGREEMENTS.............................................33
   9.10      LITIGATION.....................................................33

ARTICLE 10.  TERMINATION....................................................33

   10.1      RIGHT OF TERMINATION...........................................34
   10.2      EFFECT OF TERMINATION..........................................35

ARTICLE 11.  TAXES..........................................................35

   11.1      APPORTIONMENT OF AD VALOREM AND PROPERTY TAXES.................35
   11.2      SALES TAXES....................................................36
   11.3      OTHER TAXES....................................................36
   11.4      COOPERATION....................................................36
   11.5      TAX REPORTING..................................................36

ARTICLE 12. CONDITION OF THE ASSETS.........................................37

   12.1      PRIOR USE OF ASSETS............................................37
   12.2      ASSUMPTION OF ASSETS IN PRESENT CONDITION......................37
   12.3      CASUALTY LOSS..................................................38

ARTICLE 13.  MISCELLANEOUS..................................................38

   13.1      GOVERNING LAW..................................................38
   13.2      ENTIRE AGREEMENT...............................................38
   13.3      WAIVER.........................................................38
   13.4      CAPTIONS.......................................................38



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   13.5      ASSIGNABILITY..................................................38
   13.6      NOTICES........................................................39
   13.7      WAIVER OF CONSUMER RIGHTS/DTPA WAIVER..........................40
   13.8      EXPENSES.......................................................40
   13.9      SEVERABILITY...................................................40
   13.10     DAMAGES........................................................40
   13.11     NO THIRD PARTY BENEFICIARY.....................................41
   13.12     SURVIVAL.......................................................41
   13.13     COUNTERPARTS...................................................41
   13.14     NOT TO BE CONSTRUED AGAINST DRAFTER............................41
   13.15     WAIVER OF JURY TRIAL...........................................41
   13.16     PUBLICITY......................................................41
   13.17     ACCOUNTING.....................................................41
   13.18     OPERATORSHIP...................................................43
   13.19     [INTENTIONALLY DELETED]........................................43
   13.20     TIME OF PERFORMANCE............................................43
   13.21     NO PARTNERSHIP CREATED.........................................43
   13.22     EXPRESS NEGLIGENCE RULE; CONSPICUOUSNESS.......................43
   13.23     DISPUTE RESOLUTION.............................................43
   13.24     TRANSFER FEES..................................................45
   13.25     FILING AND RECORDING...........................................45
   13.26     REMOVAL OF SIGNS...............................................46
   13.27     HSR ACT........................................................46


Schedules:
1.4(k)    Seller's List of Persons
2.6 (a)   Purchaser Parent Guarantee
2.6 (b)   Seller Parent Guarantee
3.4(c)    List of Preferential Rights Holders
3.4(d)    List of Consent Holders
3.4(e)    Contested Liens
4.6       Royalty Matters
4.10      Litigation
4.11      AFE's
4.12      Environmental
413       Take-or-Pay
8.2(b)    Transfer Letters
9.2(f)(5) Purchaser Disclosure
9.10      Assumed Litigation

Exhibits
A         Leases
B         Assignment
C         Non-Foreign Affidavit
D         Transition Agreement


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                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT, including the exhibits and schedules hereto, ("Agreement") with the date of February 23, 2006, is by and between PIONEER NATURAL RESOURCES USA, INC., a Delaware corporation, with the address of 5205 N. O'Connor Blvd., Suite 900 Irving, Texas 75039-3746 ("Seller"), and MARUBENI OFFSHORE PRODUCTION (USA) INC., a Delaware corporation, with the address of 777 North Eldridge, Suite 270, Houston, Texas 77079 ("Purchaser").

                                    RECITALS:

     WHEREAS, on the terms and conditions provided in this Agreement, Seller has agreed to sell and Purchaser has agreed to purchase certain of Seller's interests in certain oil and gas leases, agreements, contracts, real property, personal property, equipment and related rights hereinafter defined.

     NOW, THEREFORE, for good and valuable consideration and for the mutual benefits and agreements contained herein, Seller and Purchaser hereby agree as follows:



                          ARTICLE 1. SALE AND PURCHASE

1.1 Effective Time. The effective time and date of the purchase and sale contemplated hereby shall be 7:00 a.m. on January 1, 2006 at the site of the respective Subject Properties as defined below (the "Effective Time").

1.2 Sale and Purchase. Subject to the terms and conditions herein contained, at Closing, as defined below, and effective as of the Effective Time, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase, accept and receive, all of Seller's right, title, and interest, if any, as of the Effective Time, in and to the following described assets, less and except the Excluded Assets (the "Assets"):

     (a) The oil and gas leases and interests listed on Exhibit "A" (the "Leases") to the extent and only to the extent the same pertain to the area within the boundaries of the lands covered, as of the Effective Time, by the oil and gas leases listed on Exhibit "A" (hereinafter referred to as the "Lands"), together with Seller's interest in any pooled, communitized or unitized acreage with the Lands and Leases (the "Subject Properties");

     (b) To the extent, and only to the extent, located on the Lands or attributable or allocable to the Subject Properties: (1) all wells including, without limitation and all other oil, gas, injection, disposal and water wells whether active, idle, plugged or unplugged and whether abandoned or not ("Wells"), and well equipment (surface and subsurface), all materials, fixtures, platforms, boats, facilities, pumps, equipment, leased equipment (if assignable without penalty, cost or liability unless


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     Purchaser agrees to assume and  bear such  penalty,  cost or  liability and
     Seller agrees with Purchaser's said assumption), electrical distribution systems, flowlines, gathering pipelines, gas facilities, gathering systems, storage, distribution, treating, processing and disposal facilities and tanks, tools, compressors, and all other real or tangible personal property and fixtures which are located on the Subject Properties and u sed in connection with the production, disposal, gathering, storing, measuring, compression, injection, treating, operating, maintaining, marketing or transportation of production and substances from the Subject Properties and Wells, and all other improvements located on the Lands and which were acquired for or are used in connection with the operation of the Subject Properties (the "Equipment"), but specifically excluding portable tools, inventory, and vehicles not used exclusively on or exclusively appurtenant to the Subject Properties or the Wells, and personal property not solely appurtenant to the Wells or temporarily located on the Subject Properties;
     (2) all oil, gas, mineral and other hydrocarbon substances produced on or after the Effective Time; (3) all contracts insofar as they relate to the Subject Properties, Wells and Equipment (but subject to all limitations of assignability or transferability by Seller and subject to the rights of third parties), including, without limitation, all orders, unit orders,
     abstracts  of  title,   leases,   deeds,  unitization  agreements,  pooling
     agreements,   operating  agreements,   division  of   interest  statements,
     participation   agreements,   license   agreements,   farmin  and   farmout
     agreements, oil and gas leases, assignments, compression and/or processing agreements, and oil and gas sales, purchase, transportation, gathering and processing contracts, pipeline crossing non-objection agreements, and boarding agreements; (4) all surface leasehold (but only to the extent overlying and within the boundaries of the Lands or used solely in
     connection  with  the  Subject   Properties),   easements,   rights-of-way,
     licenses, authorizations, permits and similar rights and interests, limited by and subject to the rights of third parties and regulatory agencies; (5) to the extent assignable by Seller without liability, penalty or cost (unless Purchaser agrees to assume and bear such liability, penalty and/or cost and Seller agrees with Purchaser's said assumption), all seismic data (2D and 3D) in the possession of Seller as of the Execution Date and to the extent not subject to third-party restrictions on transfers, geological and geophysical data; (6) accounting files, marketing files, environmental files and records, regulatory files and records, non-privileged legal records and files, lease files, land files, operating files, well files, oil and gas sales contract files, gas processing files, logs, test data, production histories, division order files, abstracts, title files and materials as well as engineering and production data and records, (the "Records"), and all rights thereto, limited by and subject to the rights of third parties and applicable Related Agreements (as defined hereafter) and limitations on transfer contained therein; (6) mineral fee, royalty and overriding royalty interests; and (7) all other rights, privileges, benefits and powers conferred upon the owner and holder of interests in the Subject Properties.

     It is the intent of the Parties that this Agreement shall, except for the Excluded Assets (as defined in this Agreement), cover any and all of Seller's right, title and interest in the Subject Properties, irrespective


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     of whether those properties  and rights are set  forth on the  exhibits and schedules attached hereto.

1.3 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets do not include and Purchaser agrees and acknowledges that Seller has reserved and retained from the Assets and hereby reserves and retains unto itself any and all rights, titles and interests in and to (a) fee, leasehold, mineral fee, royalty, overriding royalty, and other interests not expressly included under Section 1.2(a) or (b) above; (b) seismic, geologic and geophysical records, information, and interpretations relating to the Assets not included in Section 1.2(b)(5) above; (c) any and all records which consist of previous, contemporaneous or subsequent offers, discussions, or analyses associated with the purchase, sale or exchange of the Assets or any part thereof, proprietary information, personnel information, tax information, information covered by a non-disclosure obligation of a third party and information or documents covered by a legal privilege (except that Purchaser's counsel shall be allowed access to Seller's privileged written communication to the extent pertaining to the litigation listed on Schedule 9.10 assumed by Purchaser); (d) originals or copies of Records retained by Seller; (e) all claims, rights and causes of action of Seller against third parties, asserted and unasserted, known and unknown relating to the period prior to the Effective Time relating to the Assets; (f) trucks, communication equipment, computers and related switching equipment and software; (g) all pipelines which are not used for production from the Subject Properties; (h) all oil in storage at the Effective Time or produced prior to the Effective Time; and (i) items or interests excluded or removed elsewhere in or pursuant to this Agreement;(j) any refund of taxes, costs or expenses borne by Seller or Seller's predecessors in title attributable to the period of time prior to the Effective Time; (k) any and all proceeds receivable from the settlement or final adjudication of contract disputes with lessors, insurers, co-owners or operators of the Assets or with purchasers, gatherers, processors or transporters of hydrocarbons from or attributable to the Assets, including without limitation, settlement of royalty, take-or-pay, pricing or volume adjustments disputes, insofar as said proceeds are attributable to periods of time prior to the Effective Time; (l) all of rights of use of Seller's or any Affiliates name, marks, trade dress or insignia and all of Seller's intellectual property and (m) the case styled Dominion Exploration & Production and Pioneer Natural Resources USA vs. Ameron; Division "N," District Court Parish of Orleans, Louisiana, No. 03-6945 and all rights and liabilities arising from a final judgement therein and any appeals thereof (collectively, the "Excluded Assets").

1.4  Defined Terms.

"Act" means the Securities Act of 1933.

"Adjusted Purchase Price" has the meaning as set forth in Section 2.1.(b).

"Affiliate" or "Affiliates" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.


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"Allocated Values" has the meaning as set forth in Section 2.5.

"Assets" has the meaning as set forth in Section 1.2.

"Business Day" or "Business Days" means a day or days excluding Saturdays, Sundays and U.S. federal legal holidays.

"Casualty Loss" has the meaning as set forth in Section 12.3.

"Claims" has the meaning as set forth in Section 9.2(a).

"Closing" means the consummation of the purchase and sale of the Assets by Purchaser and Seller as contemplated in this Agreement.

"Closing Date" has the meaning as set forth in Section 8.1.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Confidentiality Agreement" has the meaning as set forth in Section 13.2.

"Deductible" has the meaning set out in Section 9.2(f).

"Deposit" has the meaning as set forth in Section 2.4.

"Effective Time" has the meaning as set forth in Section 1.1.

"Environmental Laws" means any and all Laws including, but not limited to, those in existence on the Execution Date that relate to: (a) the prevention of pollution or environmental damages, (b) the abatement, remediation or elimination of pollution or environmental damage, (c) the protection of the environment generally, and/or (d) the protection of Persons or property from actual or potential exposure (or the effects of exposure) to pollution or environmental damage, including without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substance and Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous and the Solid Waste Amendments Acts of 1984, as amended, and the Oil Pollution Act of 1990, as amended, and all other federal, state and local statutes, regulations, and ordinances serving similar or related purposes.

"Equipment" has the meaning as set forth in Section 1.2(b).

"Escrow Agent" has the meaning set forth in the Escrow Agreement.


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"Escrow Agreement" means that certain escrow agreement dated as of the Execution
Date among  Purchaser,  Seller and JP Morgan  Chase  Bank,  N.A.,  as the Escrow
Agent.

"Excluded Assets" has the meaning as set forth in Section 1.3.

"Execution Date" is the date on which the last of the Parties hereto signs this Agreement.

"Final Accounting" has the meaning as set forth in Section 13.17(b).

"Final Accounting Date" has the meaning as set forth in Section 13.17(b).

"Governmental Entity" or "Governmental Entities" means any court or tribunal, or any public, governmental, or regulatory body, agency, department, commission, board, bureau, conservation commission, or other authority or instrumentality (whether national, state or local, domestic or foreign), having appropriate jurisdiction over any of the Assets conveyed hereunder.

"Hazardous Substance(s)" means any substance defined as a Hazardous Substance under Environmental Laws.

"HSR Act" has the meaning as set forth in Section 13.27.

"Imbalances" has the meaning as set forth in Section 9.1.

"Knowledge of Seller" (or Purchaser as the case may be) or "to the best of Seller's knowledge and belief" (or Purchaser as the case may be) (or words of similar import) shall mean only the then existing actual knowledge of any persons listed on Schedule 1.4 (k) for Seller and as to Purchaser (or any Affiliate of Purchaser) any president, vice president, or manager (without obligation of further inquiries) of Purchaser and is not intended to imply that such party in fact has actual knowledge of the subject matter to which such terms apply.

"Lands" has the meaning as set forth in Section 1.2(a).

"Laws" means laws, statutes, ordinances, permits, decrees, orders, judgments, rules or regulations (including without limitation Environmental Laws) which are promulgated, issued or enacted by a governmental entity (whether federal, state or local) or tribal authority having appropriate jurisdiction.

"Leases" has the meaning set forth in Section 1.2(a).

"LIBOR" means the London Interbank Offered Rate.

"NORM" has the meaning as set forth in Section 9.2(b).

"Party" means either Purchaser or Seller; "Parties" means the Purchaser and Seller.


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"Permitted Encumbrances" has the meaning as set forth in Section 3.4.

"Person" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Governmental Entity, or any other legally recognizable entity.

"Preliminary Settlement Statement" has the meaning set forth in Sections 8.2(d) and 13.17(a).

"Property" is the real property or properties, surface and subsurface, in which and on which the Assets, or any portion thereof, are located or pertain and includes the land underlying the Leases, described or referred to in Exhibit "A."

"Property Taxes" has the meaning as set forth in Section 11.1.

"Purchase Price" has the meaning as set forth in Section 2.1.

"Records" has the meaning as set forth in Section 1.2(b).

"Related Agreements" has the meaning as set forth in Section 9.9.

"Representative" and "Representatives" have the meaning as set forth in Section 9.2(e).

"Subject Properties" has the meaning as set forth in Section 1.2(a).

"Suspense Funds" has the meaning as set forth in Section 9.1.

"Transition Services Agreement" means the form of the instrument attached hereto as Exhibit "B."

"Wells" has the meaning as set forth in Section 1.2(b).


                            ARTICLE 2. CONSIDERATION

2.1  Consideration.
     (a) Price. At Closing and subject to the terms hereof, Purchaser shall pay to Seller One Billion Three Hundred Million in US Dollars ($1,300,000,000.00) by wire transfer per Seller's written instructions (the "Purchase Price"), as same may be adjusted pursuant hereto.

     (b) Adjusted Purchase Price. The net price which the Purchaser shall pay for the Assets (the "Adjusted Purchase Price") shall be:


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         (1)  The Purchase Price as set forth in Section 2.1(a) above;

         (2) Plus the amount of all direct expenditures and costs (capital and expensed) chargeable to the Assets under any applicable operating or unit agreement and incurred and paid by or on behalf of Seller in the ordinary course of owning and/or operating the Assets and attributable to the period from the Effective Time to the Closing Date, including but not limited to, those expenditures and costs set forth in Section 13.17(a) or allowed under Section 5A.3(a) or otherwise incurred or paid not in breach of this Agreement;

         (3) Plus an amount equal to all prepaid expenses that are actually paid by or on behalf of Seller prior to the Closing Date in the ordinary course of owning and/or operating the Assets as heretofore owned and/or operated and attributable to the Assets and allocable to any period after the Effective Time;

         (4) Plus an amount equal to the value of Seller's interest in all merchantable oil in the tanks on the Effective Time attributable to the Assets net of all applicable taxes and royalties paid by or on behalf of Seller;

         (5) Less the amount of gross proceeds received by or credited to Seller that are attributable to the sale of any hydrocarbon production from the Assets for any period of time after the Effective Time net of all applicable production related taxes and royalties paid by or on behalf of Seller;

         (6) Less the amount of all expenditures and costs relating to the Assets, such as unpaid ad valorem, property, production, severance, and similar taxes and assessments (but not including income, franchise, or similar taxes) based upon or measured by the ownership of the Assets, or the production of hydrocarbons or the receipt of proceeds therefrom, which are payable or which accrued to the Assets prior to the Effective Time and that are unpaid as of the Closing Date;

         (7) Less the allocated value for any of the Assets removed from this transaction pursuant to this Agreement;

         (8) Plus or less, as applicable, any amounts determined to be subject to a Purchase Price Adjustment provided for in Sections 2.4 (Deposit), and 3.10 (preferential purchase rights) herein;

         (9) As adjusted up or down pursuant to Section 13.17 but only to the extent not duplicated elsewhere herein, and

         (10) Plus an amount equal to the interest on the Purchase Price at the rate of the 90 day LIBOR (which is quoted as an annualized rate) plus one hundred (100) basis points from March 1, 2006 through the day of Closing.


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


2.2 Manner of Payment. At Closing, except as provided in the following Section 2.3, Purchaser shall pay Seller or Seller's designee the Adjusted Purchase Price by wire transfer of immediately available funds pursuant to Seller's written instructions.

2.3 Like Kind Exchange Option. Seller and Purchaser hereby agree that Seller, in lieu of the sale of the Assets to Purchaser for the cash consideration provided herein, shall have the right at any time prior to Closing to assign all or a portion of its rights under this Agreement to a qualified intermediary in order to accomplish the transactions contemplated hereby in a manner that will comply with the requirements of a like kind exchange pursuant to Section 1031 of the Code. In the event Seller assigns its rights under this Agreement pursuant to this Section 2.3, Seller agrees to notify Purchaser in writing of such assignment before Closing. If Seller assigns its rights under this Agreement, Purchaser agrees to (i) consent to Seller's assignment of its rights under this Agreement, (ii) deposit the amount of the Adjusted Purchase Price with the qualified escrow or qualified trust account designated by Seller at Closing, and
(iii) take such further actions, at Seller's cost, as are reasonably required to effectuate the transactions contemplated hereby pursuant to Section 1031 of the Code, but, in so acting, Purchaser shall have no liability to Seller or any Person, Governmental Entity or party in connection with such actions. ALL RISKS ASSOCIATED WITH ANY LIKE KIND EXCHANGE SHALL BE THE SOLE RISK AND RESPONSIBILITY OF SELLER, AND SELLER AGREES TO DEFEND, INDEMNIFY AND HOLD PURCHASER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, SUITS, COSTS, EXPENSES, LIABILITIES OR OBLIGATIONS ASSERTED AGAINST PURCHASER BY ANY THIRD PARTY, PERSON OR GOVERNMENTAL ENTITY TO THE EXTENT BROUGHT ABOUT OR CAUSED BY, SELLER'S EXERCISE OF ITS RIGHTS UNDER THIS SECTION 2.3.

2.4. Deposit. On or prior to 3:00 p.m. CT on March 2, 2006 (the "Deposit Due Date"), Purchaser shall deposit with the Escrow Agent for deposit into escrow (pursuant to the Escrow Agreement) Twenty Percent (20%) of the Purchase Price in US Dollars (the "Deposit"). If Purchaser fails to pay said Deposit to the Escrow Agent for deposit into the Escrow Account on or before said Deposit Due Date, this Agreement shall terminate automatically and Purchaser shall owe Seller and Seller shall be entitled to receive from Purchaser an amount equal to twenty percent (20%) of the Purchase Price as liquidated damages plus an amount equal to the interest on said amount at the rate of the 90 day LIBOR (which is quoted as an annualized rate) plus one hundred (100) basis points from the Deposit Due Date until Seller has been paid the amount of the Deposit plus said interest. As provided pursuant to the Escrow Agreement the Deposit shall earn interest but otherwise the Deposit will not bear interest. If Closing occurs, the Deposit shall be released to Seller at the Closing and applied to reduce the Adjusted Purchase Price and any interest on said Deposit shall be delivered to Purchaser. If Closing does not occur, the Deposit shall be applied as provided in Section 10.2.

2.5 Allocated Values. The allocation of the Purchase Price values ("Allocated Values") associated with the Assets to be conveyed under this Agreement has been prepared by Purchaser and is set forth on Exhibit "A." For purposes of notices for consents or preferential rights to purchase, the Parties may redact those allocations not applicable to the property subject to such consents or rights.

2.6 Guaranties. Contemporaneously with the execution of this Agreement, (a) Marubeni Corporation (the ultimate corporate parent of Purchaser) has executed and delivered to Seller an original of that certain Guaranty in the form of
Schedule 2.6 (a) attached hereto and (b) Pioneer Natural Resources Company (the ultimate corporate parent of Seller) has executed and delivered to Purchaser an original of that certain Guaranty in the form of Schedule 2.6 (b).

2.7 Escrow Agreement. Contemporaneously with the execution of this Agreement, Seller, Purchaser and the Escrow Agent shall execute and deliver the Escrow Agreement in multiple copies.


          ARTICLE 3. TITLE, PREFERENTIAL RIGHTS AND CONSENTS TO ASSIGN


3.1 [INTENTIONALLY DELETED]

3.2 Special Warranty of Title. The Assignment and Bill of Sale to be delivered by Seller at Closing shall contain a special warranty of title by Seller wherein Seller shall warrant and defend title to the Leases against any and all persons whomsoever claiming title to the same or any part thereof by through or under Seller but not otherwise, subject to Permitted Encumbrances and the provisions hereof and as contained in the Assignment and Bill of Sale, the form for which is attached hereto as Exhibit "B". The special warranty of title described above and in the Assignment and Bill of Sale is personal to Purchaser and is not assignable.

3.3 [INTENTIONALLY DELETED]

3.4 Definition of Permitted Encumbrances. As used herein, the term "Permitted Encumbrances" shall mean the following items, provided none of the following items shall operate, as of Closing, to increase the record interest of Seller as set forth in Exhibit "A" for any of the Subject Properties, without a corresponding increase in the applicable net revenue interest for any of the
Leases:

     (a)  lessors'  royalties,   overriding   royalties,   production  payments,
     reversionary interests and similar burdens in the public records (including, but not limited to, those of the Minerals Management Service, or the counties or parishes located adjacent to the Subject Properties), or Seller's records;

     (b) division orders and sales contracts;

     (c) to the extent applicable to the transactions contemplated by this Agreement, preferential rights to purchase any of the Subject Properties, as such rights are identified on Schedule 3.4(c);

     (d) rights to consent to transfers affecting any of the Subject Properties, as identified or described on Schedule 3.4(d), held by Persons other than Governmental Entities;

     (e) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, tax, and other similar liens, assessments or charges arising in the ordinary course of business for obligations that are not yet due or delinquent, or if delinquent, that are being contested by Seller in good faith in the normal course of business and which, if contested by Seller, are specifically identified on Schedule 3.4(e);

     (f) rights to consent by, required notices to, filings with, or other actions by Governmental Entities in connection with the transfer of oil and gas interests, fee estates, or interests therein, if the same are customarily obtained contemporaneously with or subsequent to such transfers;

     (g) easements, rights-of-way, servitudes, permits, surface leases and other rights owned by third Persons in respect of surface operations affecting the Assets;

     (h) rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of any governmental authority affecting the Assets;

     (i) operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Subject Properties which are in the records of the Governmental Entities having jurisdiction over the Subject Properties or recorded in the public records of the county(ies)/parish(es) in which the Assets are located, or adjacent, or contained or referenced in the Records and information made available to Purchaser, and all actions taken or operations occurring in the normal course of business pursuant to such instruments;

     (j) all contracts, agreements, conveyances, reservations and exceptions which are present in the records of the Governmental Entities having jurisdiction over the Subject Properties or recorded in the public records of the county(ies)/parish(es) in which the affected Assets are located, or adjacent, or contained or referenced in the Records and/or information made available to Purchaser affecting the Assets;

     (k) letters of credit, bonds or other security to secure abandonment of Wells or other Assets, all or in part; or

     (l) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities which are not such as to interfere materially with the operation or use of the Subject Properties (taken as a whole) or materially reduce the value thereof.

3.5- 3.9 [INTENTIONALLY DELETED].


3.10 Preferential Purchase Rights and Consents to Assign. In connection with the transactions contemplated by this Agreement, Seller has used reasonable efforts in preparing Schedules 3.4(c) and 3.4(d), which identify Persons (and their addresses) who may hold preferential rights to purchase affecting the Assets or rights to consent with respect to any assignments required hereby in order the convey certain of the Assets, other than such consents of governmental authorities, which are usually obtained after Closing in the normal course of business. On or before the third Business Day after the Execution Date, Seller, after consulting with Purchaser regarding the form of the notice and the Persons to whom it shall be sent, shall send notice to those Persons, if any, who may hold preferential rights to purchase or rights to consent to assign as set forth in Schedules 3.4(c) and 3.4(d) and provide Purchaser with a copy of all such Notices. Seller shall send the notice of this Agreement to all such Persons (i) offering to sell to each such Person the Asset for which a preferential right is held, on and subject to the terms hereof (as may need to be modified or conformed as needed for a specific Asset) and for the same allocated value for such Asset as reflected on Exhibit "A", or (ii) requesting, where appropriate, consent to any assignment required in connection herewith in order to convey the Assets. Notwithstanding anything to the contrary in this Agreement and recognizing that Seller wants to sell the entirety of the Assets in accordance herewith, Seller will have no obligation to complete the sale of an Asset to a holder of a preferential purchase right if Closing under this Agreement with Marubeni Offshore Production (USA) Inc. does not occur. If additional preferential rights to purchase or consents to assign, exclusive of those set forth in Sections 3.4 (c) and (d) above but applicable to the contemplated transactions, are discovered by Purchaser or Seller prior to Closing, Seller will use commercially reasonable efforts to send notices as soon as reasonably possible in accordance with this Section 3.10. Until Closing, Seller shall be responsible for sending such notices and collecting responses from each and every applicable Person, including but not limited to, lessors, joint interest owners, farmors, sublessors, assignors, grantors, co-parties to Related Agreements, Governmental Entities having jurisdiction, or third parties, relating to approvals and consents and will provide Purchaser on or before the Closing Date, except as otherwise provided in this Agreement, with copies of each consent, approval or waiver Seller has received. Seller and Purchaser shall meet and agree on the form of all such notices; provided that such approval shall not be unreasonably withheld or delayed and if agreement is not reached, Seller's form shall be used. If, prior to Closing, any Person, in response to a notice from Seller asserts a preferential purchase right and notifies Seller that it intends to consummate the purchase of the Asset to which it holds a preferential purchase right pursuant to the terms and conditions hereof, or if the period allowed for acceptance of the notice provided by Seller has not expired or will not expire as of Closing (subject to Seller's right to extend the date of Closing), then such Subject Properties shall be excluded at Closing from the Assets to be conveyed to Purchaser under this Agreement and the

Purchase Price shall be reduced by the Allocated Value of such Subject Properties reflected in Exhibit "A". All Assets for which all preferential purchase rights have been waived or have not been accepted prior to expiration after timely notice of the acceptance period by the holder of such right shall be sold to Purchaser at Closing pursuant and subject to the provisions of this Agreement. If one (1) or more of the holders of any preferential purchase rights pertaining to the Assets, or any portion thereof, notifies Seller or Purchaser subsequent to Closing that it intends to assert its preferential purchase right, such notified Party shall give notice thereof to the other party, whereupon Purchaser shall satisfy all such preferential purchase right obligations to such holders including, but not limited to, transferring the affected Assets to the holder of such rights and Purchaser shall be entitled to receive upon satisfaction in full by Purchaser of all the foregoing obligations all proceeds received from such holders in connection with such preferential purchase rights. AT, UPON AND AFTER CLOSING, PURCHASER SHALL INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS SELLER, SELLER'S AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, SUCCESSORS AND ASSIGNS, FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS' FEES) THAT ARE THEREAFTER ASSERTED AND WHICH WERE OR ARE INCURRED AT ANY TIME ON OR AFTER THE EXECUTION DATE WITH RESPECT TO OR ARISING DIRECTLY OR INDIRECTLY FROM THE CLAIMS OF ANY PERSON TO A PREFERENTIAL PURCHASE RIGHT THAT IS DISCLOSED OR REFERRED TO IN ANY SCHEDULE ATTACHED HERETO AFFECTING ANY OF THE ASSETS TRANSFERRED TO PURCHASER HEREUNDER, INCLUDING, BUT NOT LIMITED TO, CLAIMS RESULTING FROM THE ALLOCATED VALUE PLACED BY PURCHASER ON THE SUBJECT PROPERTY OR THE FORM, TIMELINESS OR MANNER OF NOTICE OR FAILURE TO NOTIFY, AND, WITH REGARD TO CONSENTS TO ASSIGN OR TRANSFER, THAT ARE DISCLOSED OR REFERRED TO IN ANY SCHEDULE ATTACHED HERETO OR IN ANY CONTRACT OR AGREEMENT REFLECTED IN THE PUBLIC RECORDS OF THE MINERALS MANAGEMENT SERVICE, THE PUBLIC RECORDS OF THE COUNTIES OR PARISHES LOCATED ADJACENT TO THE SUBJECT PROPERTIES OR IN THE RECORDS OF SELLER.

3.11  [INTENTIONALLY DELETED].
3.12  [INTENTIONALLY DELETED].



         ARTICLE 4. SELLER'S REPRESENTATIONS, WARRANTIES AND DISCLAIMER

     Seller represents and warrants to Purchaser that as to Sections 4.1 through
4.13 and Section 4.15 below;

4.1 Existence. As of the Execution Date and the Closing Date, Pioneer Natural Resources USA, Inc. is a Delaware corporation, is duly formed, validly existing and in good standing under the laws of the State of Delaware.

4.2 Power. As of the Execution Date and the Closing Date, Seller has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. Except as to the matters set forth on the various Exhibits and Schedules attached to this Agreement, the execution, delivery and performance of this Agreement by Seller, and the transactions contemplated hereby, will not (a) violate any provision of Seller's certificate, articles of incorporation, bylaws or other governing documents, (b) to the best knowledge and belief of Seller, conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which Seller is a party or by which Seller is bound, (c) to the best knowledge and belief of Seller, violate any judgment, order, ruling, or decree applicable to Seller and entered or delivered in a proceeding in which Seller was or is a named party, or
(d) to the best knowledge and belief of Seller, violate any applicable law, rule or regulation.

4.3 Authorization. As of the Execution Date and the Closing Date, The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered on behalf of Seller, and at the Closing all documents and instruments required hereunder to be executed and delivered by Seller shall be duly executed and delivered. This Agreement and such documents and instruments shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4 Brokers. As of the Execution Date and the Closing Date, Seller has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement which will be the responsibility of Purchaser, and any such obligation or liability that might exist shall be the sole obligation of Seller.

4.5 Foreign Person. As of the Execution Date and the Closing Date, Seller is not a "foreign person" within the meaning of the Section 1445(f) of the Code.

4.6 Taxes and Royalties. To the best of Seller's knowledge (and excluding positions taken or statements made in any litigation or submittals to Governmental Entities that may be contrary to the positions of such Governmental Entities) as of the Execution Date, except as disclosed on Schedule 4.6, Seller has paid all royalties and ad valorem, property, production, severance, excise, and similar taxes and assessments based on the ownership of or the production of oil or gas from the Subject Properties applicable to the period prior to the Effective Time, except those being contested in good faith and which are disclosed.

4.7 Permits. To the best of Seller's knowledge as of the Execution Date, Seller possesses all material licenses, permits, certificates, orders, approvals and authorizations, and has properly made all filings necessary to obtain such licenses and permits, necessary to own the Assets (and to operate those Assets operated by Seller) and to carry on its business as now being conducted.

4.8 Compliance with Law. To the best of Seller's knowledge as of the Execution Date and Closing Date, Seller is in material compliance with all laws, ordinances, rules, regulations and orders applicable to the Assets, including, without limitation, all Environmental Laws, ordinances, rules, regulations and orders, except to the extent of any non-compliance that is not reasonably expected to result in a material adverse effect on the Assets, taken as a whole.

4.9 Contracts. To the best of Seller's knowledge as of the Execution Date, except as reflected in the public records of the Minerals Management Service, the public records of the counties or parishes located adjacent to the Subject Properties, or in the records of Seller (including but not limited to those contracts and agreements disclosed or referenced in any Schedule hereto), or those entered into by operators to which Seller may be bound by virtue of operating agreements or other agreements to which Seller is a party, there exist no contracts or agreements (including any Related Agreements) affecting the Subject Properties to which Seller is bound and which would have a material adverse effect upon the Subject Properties, taken as a whole.

4.10 Litigation. As of the Execution Date, except as set forth on Schedule 4.10, no lawsuit, action or other proceeding in which Seller is a named party affects any of the Assets whether pending or threatened in writing which is based upon omissions, events or occurrences prior to the Execution Date, and to the best of Seller's knowledge as of the Execution Date, Seller has not received any written third party claim between July 1, 2005 and the Execution Date that could reasonably be expected to have a material adverse effect on the Assets taken as a whole.

4.11 AFE's. To the best of Seller's knowledge, as of the Execution Date, and except as disclosed on Schedule 4.11, the Subject Properties have no outstanding authorities for expenditure that (a) require the additional drilling of wells or other material development obligations in order to earn or continue to hold all or any portion of said Subject Properties or (b) obligate Seller to make payments of any single expenditure amounts exceeding $200,000 (net to Seller) in connection with additional drilling of wells or other capital expenditures affecting the said Subject Properties.

4.12 Environmental Actions. As of the Execution Date and except as set forth on Schedules 4.10, 9.10, 4.12, or other Schedules or Exhibits to this Agreement, to the best of Seller's knowledge, there is not an active pending written claim received by Seller from a third party against Seller relating to the Subject Properties seeking monetary relief, injunctive relief, or remediation from Seller arising from Seller's ownership or operation of the Subject Properties prior to the Execution Date and alleging a violation of Environmental Laws, or the unlawful disposal, discharge or release of any Hazardous Substance, and as to the Subject Properties operated by Seller, to the best of Seller's knowledge as of the Execution Date there exist no events or circumstances that could reasonably be expected to result in such a claim that would have a material adverse effect on such Subject Properties .

4.13 Take-or Pay. To the best of Seller's knowledge as of the Execution Date, except as disclosed in this Agreement, Schedule 4.13, or other Schedule or Exhibit hereto, with regard to the Subject Properties, Seller is not obligated beyond Closing by virtue of (a) a prepayment arrangement under any contract (to which Seller or its Affiliates are a party) for the sale of hydrocarbons or (b) any arrangement to deliver Seller's hydrocarbons produced from the Subject Properties at some future time without receiving full payment therefor.

4.14 LIMITATION AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND, EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN SHALL TERMINATE IN ALL RESPECTS UPON CLOSING OR TERMINATION OF THIS AGREEMENT, PURCHASER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY WELL, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY CONSTITUTING ANY PART OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF
CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (e) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, (f) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (g) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, AND (h) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS OR SUBSTANCES INTO THE ENVIRONMENT OR THE PRESENCE OF MATERIALS OR SUBSTANCES IN, ON OR UNDER THE SUBJECT PROPERTIES OR PROPERTY OR PROTECTION OF THE ENVIRONMENT OR HEALTH; IT BEING THE EXPRESS INTENTION OF PURCHASER AND SELLER THAT THE WELLS, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY SHALL BE CONVEYED TO PURCHASER AS IS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND PURCHASER ACCEPTS THE WELLS, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY AS IN, IN THEIR PRESENT CONDITION AND STATE OF REPAIR. IN

ADDITION, SELLER SPECIFICALLY NEGATES AND MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA (INCLUDING SEISMIC DATA), INTERPRETATIVE INFORMATION, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO PURCHASER IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE ASSETS, PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF
ANY) ATTRIBUTABLE TO THE ASSETS OR THE ABILITY OR POTENTIAL OF THE ASSETS TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE ASSETS OR PROPERTY OR ANY OTHER MATTERS CONTAINED IN CONFIDENTIAL INFORMATION OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO PURCHASER BY SELLER OR BY SELLER'S
REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY SELLER OR BY SELLER'S REPRESENTATIVES OR OTHERWISE MADE AVAILABLE TO PURCHASER OR PURCHASER'S REPRESENTATIVES OR PURCHASER'S AFFILIATES ARE PROVIDED FOR THE BENEFIT OF PURCHASER AS A CONVENIENCE, AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER, SELLER'S AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES. ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT PURCHASER'S SOLE RISK. THE ASSIGNMENTS AND BILLS OF SALE OR OTHER CONVEYANCES TO BE DELIVERED BY SELLER AT CLOSING SHALL EXPRESSLY SET FORTH THE LIMITATIONS AND DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS PARAGRAPH.


4.15 Additions. As to Sections 4.2(b) and 4.8 above, the representations and warranties of Seller are made with reference to Seller's knowledge on the Execution Date. In the event Seller becomes aware after the Execution Date, but before Closing, that additional matters or occurrences need to be added to Schedules or Exhibits to this Agreement to make said representations and warranties accurate on the Closing Date, then such matters shall be added promptly by Seller to said Schedules or Exhibits, after gaining such knowledge of such matters or occurrences, and Seller shall not as a result thereof be in default or breach of this Agreement.


                   ARTICLE 5. REPRESENTATIONS, WARRANTIES AND
                             COVENANTS OF PURCHASER

     Purchaser represents and warrants and covenants to Seller that as of the Execution Date and the Closing Date:

5.1 Existence. Purchaser is a corporation duly organized, validly existing and and in good standing under the laws of the State of Delaware.

5.2 Power. Purchaser has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated hereby, will not (a) violate any provision of any Purchaser's certificate or articles of incorporation or organization, as the case may be, bylaws or other governing documents; (b) to the best knowledge and belief of Purchaser, conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which Purchaser is a party or by which Purchaser is bound; (c) to the best knowledge and belief of Purchaser, violate any judgment, order, ruling, or decree applicable to Purchaser and entered or delivered in a proceeding in which Purchaser was or is a named party; or (d) to the best knowledge and belief of Purchaser, violate any applicable law, rule or regulation.

5.3 Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered on behalf of Purchaser, and at the Closing all documents and instruments required hereunder to be executed and delivered by Purchaser shall have been duly executed and delivered. This Agreement and such documents and instruments shall constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4 Brokers. Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement which will be the responsibility of Seller, and any such obligation or liability that might exist shall be the sole obligation of Purchaser.

5.5 Investment Intent. Purchaser is acquiring the Assets for Purchaser's own account for investment, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, and shall not resell any or all of the Assets except in compliance with all applicable securities laws.

5.6 Due Diligence. Purchaser represents, warrants and covenants that it has performed sufficient review and due diligence, including review of file data and inspections, to evaluate the Assets and Property to Purchaser's complete satisfaction as a prudent and knowledgeable purchaser. Further, Purchaser has inspected or waived its right to inspect the Records and the Assets for all purposes and satisfied itself as to the accuracy and completeness of the Records, the physical and environmental condition of the Assets, Property and Subject Properties, both surface and subsurface, including but not limited to conditions specifically related to the presence, release or disposal of Hazardous Substances. Purchaser is relying solely upon its own inspection of the Assets and Property, and Purchaser shall accept all of the same in their "as is, where is" condition, with all faults.

5.7 Sophisticated Buyer. Purchaser is a sophisticated buyer, knowledgeable in the evaluation and acquisition of oil and gas properties, and understands that by purchasing oil and gas properties or interests, the Purchaser may be exposed to risks and liabilities associated with the oil and gas business. Purchaser is engaged in the business of exploring for or production of oil and gas or other minerals as an ongoing business and is not purchasing the Assets for resale. By reason of this knowledge and experience, Purchaser will evaluate the merits and risks of the Assets, properties or interests to be purchased from Seller and will form an opinion based solely upon Purchaser's knowledge and experience and not upon any statements, opinion or predictions by Seller, Seller's Affiliates or their respective Representatives.

5.8 Economic Risk. Purchaser is aware that ownership of any of the oil and gas properties or interests is highly speculative and subject to substantial risks, and the Purchaser is capable of bearing the high degree of economic risk and burdens of any purchase of the Assets from Seller, including, but not limited to, the possibility of the complete loss of the Purchase Price, all contributed capital, the loss of all anticipated tax benefits (if any), the lack of a public market and limited transferability of such interests or properties.

5.9 Financing. Purchaser has or will have adequate funding or financing to pay the Purchase Price at Closing.

5.10 Accredited Investor. Purchaser is an "accredited investor" as that term is used in Regulation D of the Act.

5.11 Solicitation. At no time was Purchaser presented with or solicited by or through any public promotion or any form of advertising.

5.12 Access to Records. After Closing, Seller shall have reasonable access to all records and information in possession of Purchaser required by Seller to meet its indemnity obligations under this Agreement.

5.13 No Breach of Seller's Title Warranty. There are no facts, circumstances or matters known to Purchaser or its Representatives which would constitute, or which with the passage of time would constitute, a breach of the warranty of Seller contained in Section 3.2 above or in Article V of the Assignment and Bill of Sale or which would require Seller to defend said title from any claims against such title.


                        ARTICLE 5A. ADDITIONAL COVENANTS

     Seller covenants and agrees that from and after the Execution Date and until the Closing Date:

5A.1 Maintenance of Assets. Seller will not sell, transfer, assign, convey or otherwise dispose of any of the Assets subject to Seller's direct control, other than (a) oil, gas and other hydrocarbons produced, saved and sold in the ordinary course of business, (b) personal property and equipment which is consumed in connection with the ownership or operation of the Assets or replaced with property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of the Subject Properties, and
(c) as required in connection with any exercise of preferential rights or as otherwise required to satisfy obligations to third parties under contracts presently existing.

5A.2 No Encumbrances. Seller will not create any lien, security interest or encumbrance on the Assets, the oil or gas attributable to the Assets, or the proceeds thereof to secure any borrowing by Seller or any other Person.

5A.3 Operations. With respect to any of the Subject Properties operated by Seller, Seller shall endeavor in good faith (subject to emergency situations which may occur) until Closing (subject to this Agreement and the rights of affected parties under applicable agreements) to:

     (a) cause the Subject Properties and Equipment to be developed, maintained and operated in a reasonably good and workmanlike manner as would a prudent operator and otherwise consistent with its past practices and maintain insurance (to be reimbursed by Purchaser to Seller), if any, now in force with respect to the Subject Properties and Equipment;

     (b) not approve the drilling of any new well on the Subject Properties without notifying Purchaser, other than those identified on Schedule 4.11;

     (c) not enter into or assume any contract, agreement, litigation settlement or commitment which is not in the ordinary course of business as heretofore conducted or which involves payments, receipts or potential liabilities with respect to one individual Subject Property of more than $50,000.00 (net to Seller), excluding emergency expenditures, unless (i) Seller has received Purchaser's approval therefor (which approval shall not be unreasonably withheld or delayed, or (2) such contract or agreement relates to any AFE referred to in Section 4.11 or will not have a material adverse effect on the Assets (taken as a whole);

     (d) not resign, transfer or otherwise voluntarily relinquish its rights as operator of any Subject Property for which it serves as operator on the date hereof;

     (e) not grant any preferential right to purchase or similar right or agree to require the consent of any party to the transfer and assignment of the Assets to Purchaser, subject to existing contractual obligations;

     (f) not enter into any gas sales contract or crude oil sales or supply contract with respect to the Subject Properties that is not terminable without penalty upon notice of thirty (30) days or less;

     (g) not enter into any transaction the effect of which, considered as a whole, would be to cause Seller's ownership interest in any of the Subject Properties to be reduced from its ownership interest as of the date hereof;

     (h) if any approval or consent by any federal, state or local governmental authority is required to vest title to any of the Subject Properties in Purchaser at Closing, exercise reasonable efforts, as reasonably requested in writing by Purchaser, to assist Purchaser in obtaining all such required approvals or consents at Purchaser's expense; or

     (i) endeavor to give prompt written notice to Purchaser of any written notice of default (or written threat of default, whether disputed or denied) received or given by Seller after the date hereof under any instrument or agreement affecting the Subject Properties to which Seller is a party or by which it or any of the Subject Properties is bound.

                    ARTICLE 6. SELLER'S CONDITIONS OF CLOSING

     Seller's obligation to consummate the transactions provided for herein is subject only to the satisfaction (or waiver by Seller) on or before the Closing Date of the following conditions:

6.1 Performance. Purchaser shall have performed and satisfied in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing under Section 8.2, including but not limited to payment of the Adjusted Purchase Price.

6.2 HSR Act. The waiting period required by HSR Act shall have expired or been terminated, if applicable.

                  ARTICLE 7. PURCHASER'S CONDITIONS OF CLOSING

     Purchaser's obligation to consummate the transactions provided for herein is subject only to the satisfaction (or waiver by Purchaser) on or before the Closing Date of the following conditions:

7.1 Performance. Seller shall have performed and satisfied in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing as provided in Section 8.2.

7.2 HSR Act. The waiting period required by HSR Act shall have expired or been terminated, if applicable.

                               ARTICLE 8. CLOSING.

8.1 Time and Place of Closing. If the conditions to Closing set forth in Articles 6 and 7 have been satisfied or expressly waived by the Party entitled to the benefits thereof, the consummation of the transactions contemplated hereby ("Closing") shall take place on or before the third Business Day after such conditions have been so satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing, and subject to such conditions being duly waived or satisfied at the Closing) at one of Seller's offices at 5205 N. O'Connor Blvd., Suite 900, Irving, Texas 75039-3746 at 9:00 a.m., or at such other place and time or in such other manner agreed upon by Seller and Purchaser or permitted under this Agreement (the date of Closing being the "Closing Date"); provided, that Seller shall have the right to extend Closing for thirty (30) days for the purpose of obtaining any consent or waiver necessary or helpful to complete the Closing, and that any extension by Seller shall not serve to provide Purchaser rights not otherwise expressly provided herein. Notwithstanding the foregoing, in no event shall either Party be obligated to complete Closing prior to March 31, 2006.

8.2 Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

     (a) Seller shall execute, acknowledge and deliver to Purchaser an Assignment and Bill of Sale in substantially the form attached hereto as Exhibit "B" (modified to conform to this Agreement), together with individual Assignments of Record Title or Operating Rights in the Leases in a form customarily acceptable to the Minerals Management Service, conveying the Assets to Purchaser as provided hereby and Purchaser shall execute, acknowledge and deliver same to Seller;

     (b) Seller and Purchaser shall execute, acknowledge and deliver transfer orders or letters in lieu thereof substantially in the form set forth on
     Schedule 8.2(b) attached hereto directing all purchasers of production from the Assets to make payment to Purchaser of proceeds attributable to the Assets;

     (c) Purchaser shall deliver by wire transfer the Adjusted Purchase Price as provided in Article 2;

     (d) Purchaser and Seller shall execute and deliver a settlement statement (the "Preliminary Settlement Statement") prepared by Seller and setting forth the Purchase Price and all adjustments thereto using information to the extent then available and if not then available then Seller's reasonable good faith estimate thereof, subject to Section 13.17(a);

     (e) Purchaser and Seller shall execute and deliver a Closing Agreement confirming the occurrence of Closing and such other instruments and certificates and take such other action as may be necessary to carry out their respective obligations under this Agreement;

     (f) Seller shall deliver to Purchaser possession of the Assets, unless otherwise provided in this Agreement;

     (g) In compliance with the Code, Seller shall execute and deliver to Purchaser a nonforeign affidavit in the form of Exhibit "C" attached hereto;

     (h) For Seller-operated and non-operated Assets, (1) Purchaser shall deliver to Seller evidence of its possession of the appropriate bond, surety letter, guarantee or guaranty, or letter of credit which has been accepted or which Seller and Purchaser in good faith agree will be accepted by the regulatory agency having jurisdiction over the plugging and abandonment of wells, to the extent the same may be required by Law or applicable Related Agreements; and (2) Purchaser shall deliver to Seller letter(s) of credit, guarantee or guaranty, or other security in a form reasonably satisfactory to Seller covering performance or plugging and abandonment of Wells and/or other Assets sufficient to replace Seller's letters of credit, guarantee or guaranty, or other security under any Related Agreement and relieve Seller of each and every obligation and liability related thereto or arising therefrom.

     (i) Seller shall execute and deliver to Purchaser appropriate resignation of operator forms with respect to the Subject Properties operated by Seller, if and to the extent required by Law or applicable contract. Seller shall execute and deliver to Purchaser appropriate Designation of Operator forms with respect to the Subject Properties operated by Seller.

     (j) Purchaser and Seller shall execute and deliver the Transition Services Agreement utilizing the form of Exhibit "D" attached hereto.


            ARTICLE 8A. PURCHASER'S OBLIGATION TO QUALIFY AS OPERATOR

Purchaser shall endeavor in good faith and diligence to become qualified as the designated operator of the Assets operated by Seller as soon as practicable. Upon Purchaser's receipt, but in no event later than five (5) Business Days after Closing (subject to the extent of any delay caused by a Governmental Entity beyond the control of Purchaser), Purchaser shall deliver to Seller proof that Purchaser has been approved by the relevant Governmental Entity as the designated operator of the Assets operated by Seller, including all Seller-operated Wells that are subject to this Agreement and evidence that Purchaser has obtained all necessary approvals, permits or transfers of permits to operate the Assets.

                      ARTICLE 9. POST-CLOSING OBLIGATIONS.

9.1 Receipts and Credits; Suspense Funds. Upon Closing and subject to the terms hereof, all monies, refunds, proceeds, receipts, credits, receivables, accounts and income attributable to the purchased Assets (a) for all periods of time from and after the Effective Time shall be the sole property and entitlement of the Purchaser, and, to the extent received by Seller, Seller shall fully disclose and account therefor to Purchaser promptly, and (b) for all periods of time prior to the Effective Time shall be the sole property and entitlement of Seller to the extent received by Purchaser, Purchaser shall fully disclose and account therefor to Seller promptly. Purchaser shall pay Seller for Seller's share of hydrocarbons attributable to the purchased Assets produced or in storage on the Effective Time based on actual, if available, or estimated inventories, at Seller's relevant contract price. Seller and Purchaser recognize that as of the Effective Time there may be over or under imbalances with respect to gas production, gathering, transportation or processing attributable to the Subject Properties ("Imbalances") and hereby agree that the Subject Properties will be conveyed specifically subject to Imbalances that exist as of the Effective Time, with Purchaser, as of Closing, bearing and assuming all obligations with respect to any overproduction account or liability and receiving the benefit of and being credited with any underproduction account or credit; provided, however, that on or after Closing, there shall be a monetary adjustment pursuant to the Preliminary Settlement Statement or Final Accounting to reflect any known Effective Time net overproduction or underproduction, or pipeline imbalance to the extent attributable to the Assets and based upon and not to exceed the actual settlements thereof.. Notwithstanding the foregoing, the Parties acknowledge that a pipeline Imbalance may exist that relates to production through the Canyon Express Pipeline System attributable to one of the Assets being the Aconcagua Prospect, Mississippi Canyon Block 305. The amount of such Imbalance and the manner and timing of the settlement thereof may not be determined prior to Closing. In the event that such Imbalance has not been settled by Closing, Seller will retain all rights and liabilities attributable to such Imbalance prior to the Effective Time and Purchaser shall assume all rights and liabilities attributable to such Imbalance for all periods of time from and after the Effective Time. No settlement pertaining to the Imbalances shall be agreed by or on behalf of either Party without the other Party's express prior written consent (which shall not be unreasonably withheld or delayed) and each Party shall be given advance notice and be invited to attend all settlement discussions regarding such Imbalances until a settlement is reached regarding the Imbalance.

At Closing, Seller shall deliver to Purchaser all amounts in Seller's possession due third party owners of interests in the Subject Properties (except for funds suspended as a result of or relating to litigation or claims retained by Seller), and Purchaser agrees that it shall be solely responsible for the disposition of such funds, the payment thereof to the rightful owners and the payment, if any, of royalty thereon (the "Suspense Funds").

9.2  Costs and Liabilities; Indemnity

     (a) As used in this Agreement, "Claims", "CLAIMS," "Claims" or "CLAIMS" shall include costs, expenses, obligations, claims, demands, causes of action, liabilities, damages, fines, penalties, debts, losses and judgments of any kind or character, whether matured or, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, and all costs, expenses and fees (including, without limitation, interest, attorneys' fees, costs of experts, court costs and costs of investigation) incurred in connection therewith, including, but not limited to claims arising from or directly or indirectly related to death, personal or bodily injury, property damage, environmental damage or the remediation thereof, contract and royalty obligations, operating, suspense and capital obligations attributable or relating in any way to the Assets or the Property. As used in this Section 9.2, "Assets" shall include the Suspense Funds.

     (b) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IT IS THE EXPRESS INTENT AND AGREEMENT OF SELLER AND PURCHASER THAT, IF CLOSING OCCURS, PURCHASER SHALL, EXCEPT AS MAY BE PROVIDED OTHERWISE IN SECTION 9.2(F) AND THE SPECIAL WARRANTY OF TITLE TO BE CONTAINED IN THE ASSIGNMENT AND BILL OF SALE, (AND THE OTHER ASSIGNMENTS OF MINERALS MANAGEMENT SERVICE RECORD TITLE OR OPERATING RIGHTS EXECUTED AND DELIVERED BY BOTH PURCHASER AND SELLER PURSUANT TO THIS AGREEMENT) ACCEPT THE ASSETS AND PROPERTY IN THEIR "AS IS, WHERE IS" CONDITION, SUBJECT TO AND WITH ANY AND ALL FAULTS, DEFECTS, DEFICIENCIES, IRREGULARITIES AND CLAIMS RELATED OR ATTRIBUTABLE IN ANY MANNER THERETO, INCLUDING, WITHOUT LIMITATION, REDHIBITORY VICES, TITLE DEFECTS, ENVIRONMENTAL DEFECTS, SUBSIDENCE, DECAY OR ANY OTHER MATTER AFFECTING IN ANY RESPECT THE TITLE OR PHYSICAL CONDITION OF, OR THE RIGHT TO OWN, USE, OPERATE, DEVELOP OR ENJOY, THE ASSETS OR THE PROPERTY, WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, DIRECT OR INDIRECT.

     At, upon and after Closing and without further action or documentation, Purchaser, its successors and assigns, except as may be provided otherwise in Section 9.2(f) and the special warranty of title to be contained in the Assignment and Bill of Sale, (and the other assignments of minerals management service record title or operating rights executed and delivered by both Purchaser and Seller pursuant to this Agreement) (1) shall assume, be responsible for and comply with all duties and obligations, express or implied, arising at any time with respect to the Assets, including, without limitation (i) those arising under or by virtue of any Related Agreements, lease, contract, agreement, document, permit, law, statute, rule, regulation or order of any governmental authority or court (specifically including, without limitation, any governmental request or other requirement to plug, re-plug or abandon or re-abandon any well of whatsoever type, status or classification, or take any restoration, clean-up, remedial or other action with respect to the Assets or Property),
     (ii) preferential rights to purchase,  and (iii) third party consents,  and
     (iv) Claims in connection with the mispayment or underpayment of royalties or other burdens on production; (2) shall assume, be responsible for and pay all Claims affecting or arising, directly or indirectly, at any time in connection with the Assets, including, without limitation, claims for personal or property injury or damage, restoration, environmental cleanup, remediation, or compliance, or for any other relief, arising directly or indirectly from or incident to, the use, ownership, occupation, operation, maintenance or abandonment of or production from the Assets, or condition of the Assets or Property, whether latent or patent, including, without limitation, contamination of property or premises with Naturally Occurring Radioactive Materials ("NORM"), and whether or not arising solely from or contributed to by the negligence in any form, whether active or passive, or of any kind or nature, of Seller or its predecessors in title or their respective Affiliates agents, employees or contractors; and (3) SHALL DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS FROM ANY AND ALL CLAIMS ARISING, ASSERTED OR DUE AT ANY TIME, WHETHER BEFORE, ON OR AFTER THE EFFECTIVE TIME, IN CONNECTION WITH OR RELATED TO THE FOREGOING.

     FURTHER, AT, UPON AND AFTER CLOSING, AND WITHOUT FURTHER DOCUMENTATION AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS MAY BE PROVIDED OTHERWISE IN SECTION 9.2(f) AND SUBJECT TO THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENT AND BILL OF SALE (AND THE OTHER ASSIGNMENTS OF MINERALS MANAGEMENT SERVICE RECORD TITLE OR OPERATING RIGHTS EXECUTED AND DELIVERED BY BOTH PURCHASER AND SELLER PURSUANT TO THIS AGREEMENT) PURCHASER, ITS SUCCESSORS AND ASSIGNS, SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM ANY AND ALL CLAIMS ARISING AT ANY TIME, WHETHER BEFORE, ON OR AFTER THE EFFECTIVE TIME, MADE BY ANY PERSON AND ARISING OUT OF OR RESULTING FROM:

          (1) THE REVIEW, INSPECTION AND ASSESSMENT OF THE A SSETS OR THE PROPERTY BY PURCHASER;

          (2) THE OWNERSHIP OR OPERATION OF THE ASSETS OR PROPERTY BY OR ON BEHALF OF SELLER OR ITS PREDECESSORS IN TITLE OR ACTS OR OMISSIONS BY OR ON BEHALF OF SELLER OR ITS PREDECESSORS IN TITLE IN CONNECTION WITH OR PERTAINING TO THE ASSETS OR PROPERTY;

          (3) THE OWNERSHIP OR OPERATION OF THE ASSETS OR PROPERTY BY OR ON BEHALF OF PURCHASER OR ITS SUCCESSORS IN TITLE OR THE ACTS OR OMISSIONS BY OR ON BEHALF OF PURCHASER OR ITS SUCCESSORS IN TITLE IN CONNECTION WITH OR PERTAINING TO THE ASSETS OR PROPERTY;

          (4) THE ACTS OR OMISSIONS OF THIRD PARTIES RELATING TO AN ERROR IN DESCRIBING THE ASSETS;

          (5) RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER RELATED AGREEMENTS;

          (6) FAILURE BY THIRD PARTIES TO APPROVE OR CONSENT TO ANY ASPECT OF THIS TRANSACTION OR THE SALE OR TRANSFER OF THE ASSETS OR ANY PORTION THEREOF, BUT LIMITED TO THE EXTENT EXPRESSLY SET OUT IN SECTION 3.10;

          (7) OBLIGATIONS TO PLUG, RE-PLUG, ABANDON OR RE-ABANDON WELLS, REMOVE FACILITIES, EQUIPMENT, PIPELINES AND FLOWLINES, DREDGE, AND RESTORE, CLEAN UP AND/OR REMEDIATE THE ASSETS OR PROPERTY;

          (8) PAYMENTS, ROYALTIES OR DISBURSEMENTS PAYABLE BY PURCHASER TO THIRD PARTIES WITH REGARD TO THE ASSETS;

          (9) THE PHYSICAL OR ENVIRONMENTAL CONDITION OF OR RELATING TO THE ASSETS OR PROPERTY OR ANY DISPOSAL SITE (WHETHER ON THE ASSETS OR PROPERTY OR OFFSITE) CONTAINING MATERIALS OR WASTES FROM THE OPERATIONS OR ACTIVITIES ON THE PROPERTY OR ASSETS INCLUDING CLAIMS UNDER ANY LAW OR ENVIRONMENTAL LAW;

          (10) REMEDIATION ACTIVITIES, INCLUDING DAMAGES INCURRED BY PURCHASER DURING OR ARISING FROM REMEDIATION ACTIVITIES RELATING TO THE ASSETS OR PROPERTY; AND

          (11) INABILITY OR FAILURE TO OBTAIN THE TRANSFER OF A PERMIT OR AUTHORIZATION OR THE INABILITY TO OBTAIN A PERMIT OR AUTHORIZATION RELATING TO THE ASSETS.

     (c) From and after Closing, any demand for indemnity hereunder shall be made by written notice, together with a written description of any Claims asserted stating the nature and basis of such Claim and, if ascertainable, the amount thereof. The Party upon whom notice is served shall have a period of twenty (20) days after receipt of such notice within which to respond thereto or, in the case of an underlying demand which requires a shorter time for response, then within such shorter period as specified in such notice (the "Notice Period"). If the Party upon whom notice is served denies liability or fails to provide the defense for any Claim, the other Party may defend or compromise the Claim as it deems appropriate. If the Party upon whom notice is served accepts liability and responsibility for the defense of any Claim, it shall so notify the other Party as soon as is practicable prior to the expiration of the Notice Period and undertake the defense or compromise of such Claim with counsel selected by the Party accepting such liability. If the Party on whom notice is served undertakes the defense or compromise of such Claim, the other Party shall be entitled, at its own expense, to participate in such defense. No compromise or settlement of any Claim shall be made without reasonable notice to the other Party, and without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed, and such approval shall not be withheld if such compromise or settlement includes a general and complete release of the other Party, its successors, assigns, Affiliates and their respective Representatives in respect of the matter, with prejudice, and with no express or written admission of liability on the part of the other Party, its Affiliates and their respective Representatives, and is without cost or liability and had no constraints on the future conduct of its or their respective businesses. Purchaser and Seller acknowledge that their obligations to indemnify, defend and hold the other Party and its Affiliates harmless under this Agreement include obligations to pay the attorneys' fees and court and arbitral costs incurred by the other Party and its Affiliates in defending said Claims, regardless of the merits of said Claims, where the Party to whom notice is served hereunder denies liability or fails to provide the defense for any said Claim.

     (d) Seller and Purchaser shall have the right at all times to participate, at their sole cost, in the preparation for any hearing or trial related to the indemnities set forth in this Agreement, as well as the right to appear on their own behalf or to retain separate counsel to represent them at any such hearing or trial.

     (e) REGARDLESS OF WHETHER EXPRESSLY SO STATED IN ANY PARTICULAR PROVISION IN THIS AGREEMENT, THE BENEFIT AND PROTECTION OF EACH AND EVERY OF THE INDEMNITIES, RELEASE, HOLD HARMLESS AND OBLIGATIONS TO DEFEND OF PURCHASER PROVIDED TO SELLER IN THIS AGREEMENT SHALL EXTEND TO SELLER AND ITS AFFILIATES AND ANY PERSON WHO AT ANY TIME HAS SERVED OR IS SERVING AS A DIRECTOR, OFFICER, EMPLOYEE, CONSULTANT, INVITEE OR AGENT THEREOF (EACH A "REPRESENTATIVE" AND COLLECTIVELY "REPRESENTATIVES"), AND EACH OF THEIR RESPECTIVE HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS, AND SHALL APPLY TO ALL CLAIMS SUBJECT TO INDEMNITY HEREUNDER, INCLUDING THOSE BASED ON NEGLIGENCE OF ANY NATURE, INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE NEGLIGENCE, PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF SELLER (OR ANY OTHER INDEMNIFIED PARTY) OR ANY OTHER THEORY OF LIABILITY OR FAULT, WHETHER OF LAW (WHETHER COMMON OR STATUTORY) OR IN EQUITY (EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR SELLER'S AFFILIATES OR THEIR REPRESENTATIVES, BUT EXCLUDING FROM THIS EXCEPTION GROSS NEGLIGENCE AND WILLFUL MISCONDUCT OF

     ANY CONTRACTORS, INCLUDING BUT NOT LIMITED TO FABRICATORS, INSTALLERS, TRANSPORTERS, AND OTHER VENDORS PROVIDING OR SUPPLYING WORK, SERVICES, MACHINERY, PIPELINES OR EQUIPMENT OF ANY KIND TO ANY OF THE ASSETS AT ANY TIME EVEN IF SUCH CONTRACTORS ARE OTHERWISE A REPRESENTATIVE OF SELLER OR ITS AFFILIATES). THE INDEMNIFICATION BY PURCHASER IN THIS SECTION 9.2 SHALL BE IN ADDITION TO ANY OTHER INDEMNITY PROVISIONS CONTAINED IN THIS AGREEMENT, AND IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE TERMS OF THIS
     SECTION 9.2 SHALL, AT SELLER'S OPTION, CONTROL OVER ANY CONFLICTING OR CONTRADICTING TERMS OR PROVISIONS CONTAINED IN THIS AGREEMENT, AND SHALL SURVIVE CLOSING.

     (f) INDEMNIFICATION BY SELLER OR RESPONSIBILITY OF SELLER FOR CERTAIN THIRD PARTY CLAIMS AND SELLER'S BREACHES OF ITS REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS UNDER THIS AGREEMENT.

     (i) SELLER AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS PURCHASER FROM AND AGAINST ANY AND ALL CLAIMS THAT ARE THE SUBJECT OF A LAWSUIT, ACTION OR OTHER LEGAL PROCEEDING FILED BY UNAFFILIATED THIRD PARTIES AFTER THE CLOSING DATE BUT PRIOR TO DECEMBER 31, 2007, TO THE EXTENT PERTAINING TO THE NON-PAYMENT OR UNDERPAYMENT OF (a) ROYALTIES ATTRIBUTABLE TO THE
     SUBJECT PROPERTIES WITH RESPECT TO PRODUCTION OBTAINED PRIOR TO THE EFFECTIVE TIME, OR b) TAXES ATTRIBUTABLE TO SUCH PRODUCTION AND AS TO (a) AND (b) ABOVE, NET TO SELLER'S INTEREST IN THE SUBJECT PROPERTIES AND ACCRUING OR DUE PRIOR TO THE EFFECTIVE TIME, TO THE EXTENT, AND ONLY TO THE EXTENT, THAT:

          (1) SUCH CLAIMS ARE MADE BY A GOVERNMENTAL ENTITY OR NON-GOVERNMENTAL THIRD PARTIES NOT AFFILIATED WITH PURCHASER;

          (2) SUCH CLAIMS ARE NOT MADE BY A SUBSEQUENT OWNER OF ANY OR ALL OF THE ASSETS;

          (3) THE PURCHASER (OR ANY SUBSEQUENT PURCHASER, OWNER, ASSIGNEE OR TRANSFEREE) OR ANY PARTY ASSOCIATED WITH THE FOREGOING, DID NOT TAKE ACTIONS THAT INTENTIONALLY EXACERBATED OR WERE REASONABLY LIKELY TO EXACERBATE ANY LOSSES OR DAMAGES, OR THAT ENCOURAGED A THIRD PARTY TO

          MAKE A CLAIM FOR SUCH LOSSES OR DAMAGES, PROVIDED, HOWEVER, THAT PURCHASER'S MERE DECISION TO PAY AND THE MERE PAYMENT OF ROYALTIES OR TAXES IN A MANNER DIFFERENTLY THAN HAS SELLER SHALL NOT LIMIT, RESTRICT, PRECLUDE OR TERMINATE SELLER'S INDEMNITY OBLIGATIONS HEREUNDER ;

          (4) THE CLAIMS UNDER THIS SECTION 9.2(f)(i) ARE BASED ON FACTS THAT ORIGINATE OR EVENTS THAT TAKE PLACE SOLELY DURING THE PERIOD PRIOR TO THE EFFECTIVE TIME; AND

          (5) PURCHASER DID NOT HAVE KNOWLEDGE OF SUCH NON-PAYMENT OR UNDERPAYMENT AS OF THE EXECUTION DATE, EXCEPT TO THE EXTENT DISCLOSED IN SCHEDULE 4.06 OR OTHERWISE TO SELLER BY PURCHASER BY WRITTEN NOTICE DELIVERED AT LEAST THREE (3) BUSINESS DAYS PRIOR TO THE EXECUTION DATE.

          PURCHASER  SHALL  ALSO  BE  ENTITLED  TO  INDEMNIFICATION  UNDER  THIS
     SECTION 9.2.(f)(i) TO THE EXTENT PURCHASER NOTIFIES SELLER IN WRITING, DELIVERED PRIOR TO DECEMBER 31, 2007, OF A LEGITIMATE AND BONA FIDE BASIS, ACCOMPANIED BY REASONABLY DETAILED RECORDS (TO THE EXTENT REASONABLY AVAILABLE TO PURCHASER OR ITS AFFILIATES) AND ANALYSIS SUPPORTING THE CONCLUSION THAT SELLER HAS NOT PAID OR HAS UNDERPAID THE ABOVE-DESCRIBED ROYALTIES OR TAXES WITH REGARD TO THE SUBJECT PROPERTIES FOR THE PERIOD PRIOR TO THE EFFECTIVE TIME (WHETHER OR NOT A CLAIM HAS BEEN FILED BY GOVERNMENTAL ENTITY OR UNAFFILIATED THIRD PARTY). AT LEAST TEN DAYS PRIOR TO MAKING THE AFOREMENTIONED NOTICE TO SELLER, PURCHASER SHALL CONSULT AND ENGAGE IN A REASONABLE DIALOGUE WITH THE GENERAL COUNSEL OF THE CORPORATE PARENT OF SELLER OR IN THE ABSENCE OF THE GENERAL COUNSEL THE CHIEF FINANCIAL OFFICER OR THEIR RESPECTIVE DESIGNEES AND ADVISE SAME OF THE COMING NOTICE AND THE REASONS SUPPORTING SAME.

     (ii) FOR THE PERIOD BEGINNING ON THE CLOSING DATE AND ENDING DECEMBER 31, 2006, SELLER AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS PURCHASER FROM AND AGAINST ANY AND ALL LOSSES TO THE EXTENT ATTRIBUTABLE TO ANY BREACH BY SELLER OF ANY OF ITS COVENANTS UNDER ARTICLE 5A OR REPRESENTATIONS OR WARRANTIES CONTAINED IN ARTICLE 4 TO THE EXTENT, AND ONLY TO THE EXTENT,
     THAT:

          (1) THE LOSSES ARE NOT THE SUBJECT OF A CLAIM MADE BY A SUBSEQUENT OWNER OF ANY OR ALL OF THE ASSETS,

          (2) THE PURCHASER (OR ANY SUBSEQUENT PURCHASER, OWNER, ASSIGNEE OR TRANSFEREE) OR ANY PARTY ASSOCIATED WITH THE FOREGOING, DID NOT TAKE ACTIONS THAT INTENTIONALLY EXACERBATED OR WERE REASONABLY LIKELY TO EXACERBATE ANY LOSSES, OR THAT ENCOURAGED A THIRD PARTY TO MAKE A CLAIM FOR SUCH LOSSES,

          (3) PURCHASER DID NOT HAVE KNOWLEDGE OF SUCH BREACH OF REPRESENTATION OR WARRANTY AS OF THE EXECUTION DATE OR CLOSING DATE (AS APPLICABLE TO THE RESPECTIVE REPRESENTATIONS AND WARRANTIES), AND

          (4) AS TO SECTION 5A.3(a), ONLY IF AND TO THE EXTENT THE BREACH ARISES FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER.


    (iii) FOR THE PERIOD BEGINNING ON THE CLOSING DATE AND ENDING DECEMBER 31, 2006, SELLER AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS PURCHASER FROM AND AGAINST ANY AND ALL LOSSES TO THE EXTENT ATTRIBUTABLE TO ANY LAWSUIT, ACTION, OR PROCEEDING AGAINST SELLER OR THE ASSETS AND COMMENCED AFTER THE EXECUTION DATE BUT BEFORE THE CLOSING DATE BY ANY UNAFFILIATED THIRD PARTY WHICH HAS A MATERIAL ADVERSE EFFECT ON THE ASSETS IF SUCH LAWSUIT, ACTION, OR PROCEEDING ARISES SOLELY OUT OF PRE-EFFECTIVE TIME EVENTS, OMISSIONS OR OCCURRENCES; PROVIDED, HOWEVER, THIS INDEMNITY SHALL NOT APPLY IF THE PURCHASER (OR ANY SUBSEQUENT PURCHASER, OWNER, ASSIGNEE OR TRANSFEREE) OR ANY PARTY ASSOCIATED WITH THE FOREGOING, TAKES OR TOOK ACTIONS THAT INTENTIONALLY EXACERBATED OR WERE REASONABLY LIKELY TO EXACERBATE ANY LOSSES OR DAMAGES, OR THAT ENCOURAGED A THIRD PARTY TO MAKE A CLAIM FOR SUCH LOSSES OR DAMAGES.

    (iv) Notwithstanding anything to the contrary in this Agreement, the losses or damages claimed by Purchaser under Section 9.2(f)(ii) and/or 9.2(f)(iii) shall not exceed the Allocated Value of the Lease or Leases affected by the losses or damages for any claim or claims by Purchaser pursuant to Section 9.2(f)(ii) and/or (iii) and any single claim must equal or exceed fifty thousand US Dollars (US $50,000.00) in order for Purchaser to seek indemnification, provided however, no Claims submitted pursuant to Section 9.2(f)(ii) and/or (iii) will be valid until the aggregate losses or damages suffered by Purchaser exceed Three Percent (3%) of the Adjusted Purchase Price, (the "Deductible") and then, for only that amount that exceeds the
          Deductible,  and  for  losses  or  damages  above  the  Deducible  but amounting to up to Twenty (20%) of the Adjusted Purchase Price, Seller shall indemnify Purchaser as provided above in Section 9.2(f)(ii) and/or (iii) as applicable and for said Twenty Percent (20%) of Adjusted Purchase Price, however, in no event shall Seller be required to indemnify Purchaser or pay any other amount in connection with respect to the indemnification obligations under
          Section 9.2(f)(ii)and/or (iii) and (iv) which individually or in the aggregate exceeds or would exceed Twenty Percent (20%) of the Adjusted Purchase Price or which would result in a double recovery or for which an adjustment has already been made under this Agreement.

    (v) Purchaser shall give Seller written notice, if at all, with respect to Claims brought under Sections 9.2(f)(ii) or 9.2(f)(iii) in accordance with the notice provisions of this Agreement prior to December 31, 2006 and with regard to 9.2(f)(i) prior to December 31, 2007. Any Claims submitted by Purchaser pursuant to this Section 9.2(f) shall not be effective if submitted after December 31, 2006 or December 31, 2007, as applicable, and Seller shall have no obligation to indemnify Purchaser therefrom. Notwithstanding anything to the contrary contained in this Agreement or under a ny legal requirements, the remedies available to Purchaser under this Section
          9.2 (f) shall be the sole and exclusive remedies for the breach by Seller of any of its representations or warranties, covenants or other obligations contained in this Agreement.

    (vi) Notwithstanding anything to the contrary contained herein, or otherwise, the failure or breach of any one or more of Seller's representations and warranties set forth in this Agreement or any other agreement, or the failure by Seller to comply with any of its obligations set forth in this Agreement (other than its obligation set forth in Section 7.1 in this Agreement) or any other agreement shall not terminate any of Seller's rights under this Agreement or release Purchaser from any of its obligations under this Agreement, including, without limitation, Purchaser's obligation to close the transactions contemplated by this Agreement and to pay the Adjusted Purchase Price at Closing.

9.3. Further Assurances. After the Execution Date, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents and take such further action that is reasonably requested by the other Party and necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto. The Parties will
cooperate  at  all  times  after  Closing  to  execute  and  record   correction
instruments to correct scrivener's errors in the preparation of Closing documents.

9.4 Delivery of Records.  As soon as reasonably possible but no later than sixty
(60) days after the Closing Date, Seller shall deliver the Records covering the Assets with Purchaser bearing the expense for such delivery; provided, that Seller (i) shall exercise reasonable commercial efforts to provide Purchaser at Closing or as soon thereafter as is practicable with all Records necessary to assume and conduct operations of the Assets, and (ii) shall have the right to retain, as its own, original Records that pertain to Excluded Assets and copies (at Seller's cost) of all other Records. Purchaser shall provide access to Seller to all Records, with the right to copy same, upon reasonable notice during regular business hours, for a period of seven (7) years after the Closing Date.

9.5 Access to Data. Subject to the rights of third parties and Seller's proprietary rights, Seller, upon and after Closing, to the extent it can do so without cost or penalty, shall provide Purchaser with reasonable access to Seller's books and records for a period ending two (2) years after Closing as necessary for Purchaser to prepare its financial statements.

9.6 Purchaser's Release of Seller. Upon and after Closing, subject to Seller's indemnification obligations under Sections 2.3 and 9.2(f) and further subject to the special warranty of title contained in the Assignment and Bill of Sale (and the other assignments of minerals management service record title or operating rights executed and delivered by both purchaser and seller pursuant to this agreement), and without further action or documentation, Purchaser releases and discharges Seller and Seller's Affiliates and their respective Representatives, successors and assigns, from all Claims relating in any way to the Assets, the Property or the transactions contemplated by this Agreement, regardless of when or how the Claims arose or arise, or whether the Claims were foreseeable or unforeseeable. Purchaser's release of Seller and its Affiliates and their respective Representatives, successors and assigns, includes Claims resulting in any way from the negligence or strict liability of Seller and its Affiliates and their respective Representatives, whether the negligence or strict liability is active, passive, joint, concurrent, or sole (but excluding gross negligence or willful misconduct of Seller and its Affiliates and their respective Representatives). There are no exceptions to Purchaser's release of Seller and its Affiliates and their respective Representatives, successors and assigns, and this release is binding on Purchaser and its successors and assigns. PURCHASER EXPRESSLY WARRANTS AND REPRESENTS AND DOES HEREBY STATE AND REPRESENT THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO PURCHASER IN EXECUTING THIS AGREEMENT OR AGREEING TO THIS RELEASE AND THAT PURCHASER IS NOT RELYING UPON ANY STATEMENT OR REPRESENTATION OF SELLER OR ANY AFFILIATE OF SELLER OR ANY OF THEIR RESPECTIVE REPRESENTATIVES. PURCHASER IS REPRESENTED BY

LEGAL COUNSEL AND ACKNOWLEDGES THAT SAID COUNSEL HAS READ AND EXPLAINED TO PURCHASER THE ENTIRE CONTENTS OF THIS AGREEMENT AND THIS RELEASE AND EXPLAINED THE LEGAL CONSEQUENCES THEREOF.

9.7 Retroactive Effect. Purchaser acknowledges that its obligations to release, indemnify, defend, and hold Seller and its Affiliates and their respective Representatives, successors and assigns, harmless apply to matters occurring or arising before, on and after the Effective Time to the extent provided in this Agreement. Seller acknowledges that its obligations to indemnify, defend, and hold Purchaser and its Affiliates and their respective Representatives, successors and assigns, harmless apply to matters occurring or arising before, on and after the Effective Time to the extent provided in this Agreement.

9.8 Inducement to Seller. Purchaser acknowledges that it evaluated its obligations under this article and understands that its assumption of these obligations is a material inducement to Seller to enter into this Agreement with and close the sale and transfer to Purchaser.

9.9 Related Agreements. Unless specifically provided otherwise in this Agreement, the sale of the Assets is made subject to all oil, gas and mineral leases, deeds, purchase and sale and transfer agreements, asset sale agreements, assignments, subleases, farmout agreements, joint operating agreements, operating agreements, unit operating agreements, pooling agreements, construction management agreements, data exchange agreements, pipeline system operating agreements, production handling agreements, natural gas sales and purchase agreements, gas gathering agreements, participation agreements, engineering procurement construction and installation agreements, spar use and access agreements, crude oil exchange agreements, processing agreements, assignment coordination and oversight agreements, capacity commitment letter agreements, unit agreements, pooling agreements, letter agreements, easements, rights of way and all other contracts and agreements with respect to or pertaining to the Assets, to the extent same are binding on Seller or Seller's
Affiliates (the "Related Agreements"). Upon and after Closing, Purchaser expressly assumes the obligations and liabilities of Seller and Seller's Affiliates under all such agreements insofar as the obligations and liabilities concern or pertain to the Assets, and Purchaser agrees to execute any documents necessary to effectuate such assumption. The Parties agree that this Section 9.9 is applicable to all Related Agreements, recorded and unrecorded.

9.10 Litigation. Upon and after Closing, Purchaser shall assume all obligations of Seller and be responsible and liable for all litigation listed on Schedule 9.10, and all matters, costs, judgments, and expenses related thereto or arising therefrom.


                             ARTICLE 10. TERMINATION

10.1 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing under the following conditions (subject to extensions allowed Seller in this Agreement):

     (a) [INTENTIONALLY DELETED]

     (b) By mutual written consent of the Parties; or

     (c) By either Seller or Purchaser if the consummation of the transactions contemplated herein would violate any nonappealable final order, decree or judgment of any Governmental Entity having appropriate jurisdiction enjoining or awarding substantial damages in connection with the consummation of the transactions contemplated herein; or

     (d) [INTENTIONALLY DELETED]

     (e) [INTENTIONALLY DELETED]

     (f) By Seller if any condition specified in Section 6.1 has not been satisfied on or before 5:00 p.m. on June 15, 2006, and shall not theretofore have been waived by Seller, provided that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by Seller to fulfill any undertaking or commitment of Seller provided for in Section 8.2 herein that is required to be fulfilled on or prior to Closing and provided further that the waiting period required by the HSR Act shall have expired or been terminated, if applicable.

     (g) By Purchaser if any condition specified in Section 7.1 has not been satisfied on or before 5:00 p.m. on June 15, 2006, and shall not theretofore have been waived by Purchaser, provided that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by Purchaser to fulfill any undertaking or commitment of Purchaser provided for herein that is required to be fulfilled on or prior to Closing and provided further that the waiting period required by the HSR Act shall have expired or been terminated, if applicable.

     (h) HSR Act. By either Purchaser or Seller if the waiting period required by the HSR Act shall not have expired or been terminated, if applicable, on or before September 15, 2006, where the Party seeking to terminate this Agreement is not at fault for the failure of the waiting period required by the HSR Act to have expired or be terminated.

10.2 Effect of Termination. If this Agreement is terminated pursuant to Sections
2.4 or 10.1, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 1.4, 2.4, 4.4, 4.14 (the third to the last and penultimate sentences only), 5.4, Article 10 and Sections 13.1 through 13.11, Sections 13.13, 13.14, 13.15, 13.16, 13.20, 13.21, 13.22 and 13.23, each of which shall survive such termination and continue in full force and effect). If Seller validly terminates this Agreement pursuant to Sections 10.1(f) above, Seller may elect to retain the Deposit without further liability or obligation to Purchaser and, upon such election, Seller shall have the right to receive the Deposit from the Escrow Agent under the Escrow Agreement and Purchaser shall cause the said Escrow Agent to release promptly the Deposit to Seller. The Deposit shall be returned to Purchaser if this Agreement is validly terminated pursuant to Sections 10.1(b), (c), or (h) or if validly terminated by Purchaser pursuant to 10.1(g). If Seller elects to retain the Deposit, then such retention by Seller of the Deposit, all or in part, shall be treated by the Parties as liquidated damages, in lieu of all other damages or other remedies (it being agreed by the Parties that damages in said event would be extremely difficult to determine and that the Deposit retained by Seller represents a fair and reasonable estimate of such damages to Seller under the circumstances and does not constitute a penalty). If the Deposit is returned to Purchaser, Seller shall have no further obligation or liability to Purchaser and PURCHASER COVENANTS NOT TO SUE SELLER, OR SELLER'S AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR INITIATE LITIGATION OR OTHERWISE PURSUE ANY CLAIM AGAINST SELLER WITH REGARD TO ANY DISPUTES, ISSUES OR CLAIMS ARISING OUT OF OR RELATING TO THE TERMINATION OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE DEPOSIT (OR ANY PURPORTEDLY LOST INTEREST THEREON) OR SELLER'S RETENTION OF THE DEPOSIT PURSUANT TO THIS SECTION 10.2. Notwithstanding anything to the contrary contained in this Agreement, upon any termination of this Agreement pursuant to
Section 10.1, or as otherwise provided in this Agreement, Seller shall be free immediately to enjoy all rights of ownership of the Assets and may sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement and without any impairment of its rights hereunder to recover damages from Purchaser arising from any default hereunder by Purchaser; provided, that Seller's right to seek specific performance of Purchaser's obligations hereunder shall be waived upon any such disposition of the Assets and that its right to seek or recover any other damages shall be waived upon its express election to retain the Deposit in lieu of any other remedy against Purchaser.


                                ARTICLE 11. TAXES

11.1 Apportionment of Ad Valorem and Property Taxes. All ad valorem taxes, real property taxes, personal property taxes, and similar obligations concerning the Assets with respect to the tax period in which the Effective Time occurs ("Property Taxes") shall be apportioned as of the Effective Time between Seller and Purchaser. Purchaser shall file or cause to be filed all required reports and returns incident to the Property Taxes and shall pay or cause to be paid to the taxing authorities all Property Taxes relating to the tax period in which the Effective Time occurs. Seller shall pay to Purchaser Seller's pro rata portion of Property Taxes within thirty (30) days after receipt of Seller's invoice therefor.

11.2 Sales Taxes. The Purchase Price excludes any sales taxes or other taxes required to be paid in connection with the sale of property pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Purchaser shall be liable for all sales, gross receipts, use and other taxes, conveyance, transfer and recording fees and real estate transfer stamps or taxes that may be imposed on any transfer of property pursuant to this Agreement. These taxes shall be collected and remitted under applicable law. Purchaser shall indemnify, defend, and hold Seller harmless with respect to the payment of any of these taxes, if any, including any interest or penalties assessed thereon. Seller will cooperate with Purchaser in providing any documentation necessary for Purchaser to obtain an exemption for such taxes.

11.3 Other Taxes. Income taxes, franchise and similar taxes shall be the responsibility of the Party incurring same. Severance taxes shall be allocated to each Party based on the ownership (as of the Effective Time) of the hydrocarbon production giving rise to the liability. All taxes (other than income taxes) that are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production, and excise taxes) shall be apportioned between the Parties based upon the respective shares of production taken by the Parties as of the Effective Time. From and after Closing, Purchaser shall be responsible for paying or withholding or causing to be paid or withheld all such taxes and for filing all statements, returns, and documents incident thereto.

11.4 Cooperation. Each Party to this Agreement shall provide the other Party with reasonable access to all relevant documents, data and other information which may be required by the other Party for the purpose of preparing tax returns and timely responding to any audit by any taxing jurisdiction. Each Party to this Agreement shall cooperate with all reasonable requests of the other Party made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither Party to this Agreement shall be required at any time to disclose to the other Party any tax return or other confidential tax information.

11.5 Tax Reporting. Seller and Purchaser agree that the Assets subject to this Agreement do not constitute an "applicable asset acquisition" as described under Internal Revenue Code section 1060 and the regulations thereunder, and do not constitute a trade or business in the ordinary sense of the term. Nevertheless, in the event that the Assets are determined by the Internal Revenue Service (or any other regulatory body) to constitute an "applicable asset acquisition," then both Seller and Purchaser agree and proclaim that any and all transferred assets are limited to reserves in the ground and tangible equipment and are "Class III Assets" and that there is no "goodwill" or "going concern value" attached to the transferred assets. Both Parties agree to the necessary and timely exchange of information required to complete and timely file a Form 8594, and any other form required by the Internal Revenue Service or any other regulatory agency.

                       ARTICLE 12. CONDITION OF THE ASSETS

12.1 Prior Use of Assets. THE ASSETS AND PROPERTY HAVE BEEN USED OR MAY HAVE BEEN USED FOR EXPLORATION, DEVELOPMENT, PRODUCTION, STORAGE, TREATMENT, PROCESSING, DISPOSAL, INJECTION AND TRANSPORTATION OF OIL AND GAS AND OTHER SUBSTANCES AND RELATED OIL AND GAS FIELD OPERATIONS. SUBSIDENCE, MOVEMENT OR PHYSICAL CHANGES IN THE PROPERTY MAY HAVE OCCURRED AS A RESULT OF SUCH USES. THE ASSETS OR THE PROPERTY ALSO MAY INCLUDE BURIED PIPELINES, WASTES AND OTHER EQUIPMENT, WHETHER OR NOT OF A SIMILAR NATURE, THE LOCATIONS OF WHICH MAY BE HIDDEN OR NOT NOW BE KNOWN OR NOT READILY APPARENT BY A PHYSICAL INSPECTION OF THE AFFECTED ASSETS. HYDROCARBONS AND OTHER SUBSTANCES, INCLUDING HAZARDOUS SUBSTANCES, MAY HAVE COME TO BE RELEASED OR LOCATED ON THE SEA BED OR BENEATH THE SURFACE OF THE ASSETS OR THE PROPERTY.

12.2 Assumption of Assets in Present Condition. PURCHASER ACKNOWLEDGES THAT (i) THE CONSUMMATION OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY BY PURCHASER SHALL BE SOLELY ON THE BASIS OF ITS OWN INVESTIGATION OF THE PHYSICAL CONDITION OF THE ASSETS AND PROPERTY, INCLUDING, WITHOUT LIMITATION, SURFACE AND SUBSURFACE CONDITION; (ii) THE ASSETS AND PROPERTY HAVE BEEN USED IN THE MANNER AND FOR THE PURPOSES SET FORTH ABOVE AND THAT PHYSICAL CHANGES TO THE ASSETS AND THE PROPERTY MAY HAVE OCCURRED AS A RESULT OF SUCH USE; AND (iii) NORM AND ASBESTOS OR MAN-MADE MATERIAL FIBERS (COLLECTIVELY "MMMF") MAY BE PRESENT AT SOME LOCATIONS. PURCHASER ACKNOWLEDGES THAT NORM IS A NATURAL PHENOMENON ASSOCIATED WITH MANY OIL AND GAS FIELDS IN THE UNITED STATES AND THROUGHOUT THE WORLD. PURCHASER SHALL MAKE ITS OWN DETERMINATION OF THIS PHENOMENON AND OTHER CONDITIONS. SELLER DISCLAIMS ANY LIABILITY ARISING OUT OF OR IN CONNECTION WITH ANY PRESENCE OF NORM OR MMMF ON OR AFFECTING THE ASSETS OR THE PROPERTY. AT CLOSING, PURCHASER SHALL ASSUME THE RISK THAT THE ASSETS OR THE PROPERTY MAY CONTAIN WASTES OR CONTAMINANTS AND ADVERSE PHYSICAL CONDITIONS, INCLUDING THE PRESENCE OR LOCATION OF PIPELINES, EQUIPMENT AND OTHER ITEMS OF PERSONAL PROPERTY, TANK BOTTOMS, HEATER TREATER SLUDGE, AND WASTES OR CONTAMINANTS WHICH MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATION. AT CLOSING, ALL RESPONSIBILITY AND LIABILITY RELATED TO DISPOSALS, SPILLS, WASTES, OR CONTAMINATION, OR OTHER ADVERSE PHYSICAL CONDITIONS ON, BELOW, OR RELATED TO OR AFFECTING THE ASSETS AS WELL AS THE PROPERTY SHALL BE ASSUMED BY PURCHASER AND PURCHASER SHALL, NOTWITHSTANDING WHEN THE BASIS FOR ANY CLAIM, ACTION, SUIT, JUDGMENT (INCLUDING, WITHOUT LIMITATION, THOSE FOR DEATH, PERSONAL INJURY OR

PROPERTY DAMAGE) SHALL HAVE OCCURRED OR MAY OCCUR, INDEMNIFY, DEFEND AND HOLD SELLER AND SELLER'S AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES HARMLESS THEREFROM PURSUANT TO THIS AGREEMENT.

12.3 Casualty  Loss.  Assuming  Closing  occurs and subject to the provisions of
Section 13.17, in the event of any damage by fire or other casualty to any of the Assets between the Execution Date and the Closing ("Casualty Loss"), this Agreement shall remain in full force and effect and as to each affected Asset, Seller shall at its election either collect (and when collected pay over to Purchaser) or assign to Purchaser any and all insurance claims to the extent and only to the extent covering such damage, and Purchaser shall take title to the affected Asset without reduction in the Purchase Price.


                            ARTICLE 13. MISCELLANEOUS

13.1 Governing Law. This Agreement and all instruments executed in accordance herewith shall be governed by and interpreted in accordance with the Laws of the State of Texas, without regard to conflict of law rules that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of the jurisdiction wherein the Assets are located shall apply.

13.2 Entire Agreement. This Agreement, all agreements and instruments executed in connection herewith and/or at Closing, the Escrow Agreement, and the Confidentiality Agreement dated October 24, 2005, between Marubeni Oil and Gas
(USA) Inc., Marubeni Offshore Production (USA) Inc., and Pioneer Natural Resources USA, Inc., as amended (the "Confidentiality Agreement"), constitute the entire agreement between the Parties and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with regard to the transaction contemplated by this Agreement. Purchaser ratifies and agrees to be bound by the Confidentiality Agreement as if it were the Receiving Party and received the Confidential Information thereunder. Upon Closing, the Confidentiality Agreement shall terminate except that it shall remain in full force and effect in accordance with its terms as to Purchaser and its Affiliates only as it applies to Green Canyon Blocks 299 and 300 and any of the Subject Properties removed from sale to Purchaser by the exercise of a preferential right to purchase. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Parties hereto.

13.3 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

13.4 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

13.5 Assignability. Purchaser shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Seller, which consent may be withheld or conditioned for any reason and any purported assignment without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns, however, in any event Purchaser shall remain responsible and liable for the performance of its obligations under this Agreement, in addition to that of its respective successors and assigns. All transfers or conveyances of all or a portion of the Assets shall expressly recognize and perpetuate the rights and obligations set out in this Agreement.

13.6 Notices. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery or by registered or certified U.S. mail, addressed to the Party to be notified, postage prepaid, return receipt requested. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice served in any other manner (including by facsimile delivery) shall be deemed to have been given and received only if and when actually received by the addressee. Any notice given by facsimile shall promptly be confirmed in writing by the Party giving such notice in one of the other manner specified above. For purposes of notice, the addresses of the Parties shall be as follows:

SELLER:

         Pioneer Natural Resources USA, Inc.
         Attn:  Vice President, Land
         5205 North O'Connor Blvd., Suite 900
         Irving, Texas 75039-3746
         Telephone:        972/444-9001
         Fax:              972/969-3570

         With an additional copy to:
         Pioneer Natural Resources USA, Inc.
         Attn:  General Counsel
         5205 North O'Connor Blvd., Suite 900
         Irving, Texas 75039-3746
         Telephone:        972/444-9001
         Fax:              972/969-3577


PURCHASER:
         Marubeni Offshore Production (USA) Inc.
         Attn:    Executive Vice President
         777 North Eldridge, Suite 270
         Houston, Texas 77079
         Telephone:832-379-1100
         Fax: 832-379-1110

Each Party shall have the right, exercised no more frequently than once every six (6) months, upon giving ten (10) days prior written notice to the other in the manner hereinabove provided, to change its address for purposes of notice to another appropriate single street address.

13.7 WAIVER OF CONSUMER RIGHTS/DTPA WAIVER. TO THE EXTENT APPLICABLE TO THE ASSETS OR ANY PORTION THEREOF, PURCHASER HEREBY VOLUNTARILY WAIVES THE
PROVISIONS  OF THE TEXAS  DECEPTIVE  TRADE  PRACTICES  ACT  (DTPA),  CHAPTER 17,
SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), TEX. BUS. & COM. CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. IN ORDER TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER, PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT IT (i) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE; (ii) HAS CONSULTED WITH AN ATTORNEY OF PURCHASER'S OWN CHOOSING; (iii) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL, BUSINESS AND OIL AND GAS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY; (iv) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; AND (v) UNDERSTANDS THAT THIS WAIVER IS A MATERIAL AND INTEGRAL PART OF THIS AGREEMENT AND THE CONSIDERATION THEREOF. IN ADDITION, PURCHASER WAIVES ITS RIGHTS UNDER ALL OTHER CONSUMER PROTECTION STATUTES OF TEXAS OR ANY OTHER STATE APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED. PURCHASER EXPRESSLY RECOGNIZES THAT THE PURCHASE PRICE FOR WHICH SELLER HAS AGREED TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT HAS BEEN PREDICATED UPON THE INAPPLICABILITY OF THE DTPA AND THE WAIVER OF PURCHASER OF ITS RIGHTS UNDER CONSUMER PROTECTION STATUTES AND PURCHASER FURTHER RECOGNIZES THAT SELLER IN DETERMINING TO PROCEED WITH THE ENTERING INTO OF THIS AGREEMENT, HAS EXPRESSLY RELIED ON THIS WAIVER AND THE INAPPLICABILITY OF THE DTPA AND THE CONSUMER PROTECTION STATUTES.

13.8 Expenses. Each Party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own legal counsel and accountants).

13.9 Severability. The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

13.10 Damages. Each Party waives any rights to special, consequential, exemplary, treble, indirect or punitive damages in connection with this Agreement or the breach thereof and the transactions contemplated hereby (other than special, consequential, exemplary, treble, indirect or punitive damages suffered or asserted by unaffiliated third Persons and for which such Party is indemnified pursuant to this Agreement .)

13.11 No Third Party Beneficiary. This Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third party beneficiaries except the benefits and protections provided to Persons described in Section 9.2(e).

13.12 Survival. Except as provided in this Section 13.12 , the representations and warranties of the Parties under this Agreement and the other terms and provisions of this Agreement shall survive the Closing and the execution of the Assignment and Bill of Sale, and shall terminate and cease to be of further force and effect on December 31, 2006. All representations, warranties, waivers, disclaimers, releases, covenants, agreements and indemnities contained entirely within Articles 1 and 2 and Sections 3.2 (final sentence only) 3.4, 3.10, 4.14 and 5.1 through 5.13, Articles 8A and 9, Section 10.2 and Articles 11, 12 and 13 of this Agreement shall survive the Closing.

13.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.14 Not to be Construed Against Drafter. Purchaser and Seller acknowledge that they have read this Agreement, have had the opportunity to review it with an attorney of their respective choice, and have agreed to all its terms. Under these circumstances, Purchaser and Seller agree that the rule of construction that a contract be construed against the drafter shall not be applied in interpreting this Agreement and that in the event of any ambiguity in any of the terms or conditions of this Agreement, including any exhibits hereto and whether or not placed of record, such ambiguity shall not be construed for or against any Party hereto on the basis that such Party did or did not author the same.

13.15 Waiver of Jury Trial. SELLER AND PURCHASER DO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.16 Publicity. Seller and Purchaser shall consult with each other with regard to all publicity and other press releases to be made prior to or at Closing concerning this Agreement and the transactions contemplated hereby. Prior to and within ten (10) days after Closing, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither Party shall issue any publicity release without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. At all other times after Closing, Seller and Purchaser shall consult with each other with regard to all publicity releases to be made concerning this Agreement and the transactions contemplated hereby to the extent inconsistent with prior releases by the Parties regarding the Agreement or the contemplated transactions.

13.17  Accounting.

     (a) Seller shall deliver to Purchaser on or before the fourth Business Day prior to Closing the Preliminary Settlement Statement setting forth any adjustments to the Purchase Price provided for in or required by this Agreement including, without limitation, items such as the Purchase Price, Deposit, expenses, prepaid items, revenue received, Property Taxes, excise and energy taxes, copying and recording fees, to the extent such information is available or estimated by Seller on or before Closing. The Preliminary Settlement Statement shall be prepared in accordance with this Agreement and with standard industry and accounting practices. In connection with the preparation of the Preliminary Settlement Statement, the Purchase Price shall be (1) increased by (a) the costs and expenses that are attributable to the Assets for the period from the Effective Time to the Closing Date that are paid by Seller (including, but not limited to, Seller's internal cost for administrative overhead for each well operated by Seller at the rate of $1,000.00 per well per month for wells not otherwise subject to an applicable COPAS overhead rate under an operating agreement and an amount equal to the applicable COPAS overhead rate less any non-operator billed overhead amounts that have actually been received by Seller for wells subject to an applicable COPAS under an operating agreement), and (b) other amounts due Seller and contemplated hereby, and
     (2) reduced by (a) net proceeds received by Seller for hydrocarbons attributable to the Subject Properties produced after the Effective Time, and (b) other amounts due Purchaser and contemplated hereby.

     (b) Within 120 days after the Closing, Seller shall prepare, in accordance with this Agreement and with standard industry and accounting practices, and deliver to Purchaser, a final accounting statement showing the proration calculation of credits and payment obligations of Purchaser and Seller hereunder. Such final accounting statement shall be accompanied with reasonable documentation supporting such calculations and payment obligations. As soon as reasonably practicable after receipt thereof, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes to be made to such statement. The Parties shall use their best efforts to reach agreement (the "Final Accounting") on the final accounting statement on or before the sixtieth (60) day after Purchaser's receipt of the final accounting statement (such date the "Final Accounting Date", whether or not Seller and Purchaser have agreed on the Final Accounting).

     (c) Except as otherwise provided or addressed in this Agreement, any revenues received or costs and expenses paid by Purchaser after the Final Accounting Date which are attributable to the ownership or operation of the Assets before the Effective Time shall be billed or reimbursed to Seller, as appropriate. Except as otherwise provided or addressed in this Agreement, any revenues received or costs and expenses paid by Seller after the Final Accounting Date which are attributable to the ownership or operation of the Assets after the Effective Time, and not expressly reserved by Seller, shall be billed or reimbursed to Purchaser, as appropriate.

13.18 Operatorship. Seller does not represent to Purchaser that Purchaser will automatically succeed to the operatorship of any given Subject Property as to which Seller is currently the operator. Purchaser recognizes and agrees that Purchaser will be required to comply with applicable operating agreements, unit operating agreements or other similar contracts relating to any elections or other selection procedures in order to succeed Seller as operator.

13.19  [INTENTIONALLY DELETED].

13.20 Time of Performance. Time is of the essence in the performance of all covenants and obligations under this Agreement.

13.21 No Partnership Created. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership or any type of association, and the Parties are not authorized to act as agent or principal for each other with respect to any matter related hereto.

13.22 Express Negligence Rule; Conspicuousness. PURCHASER AND SELLER ACKNOWLEDGE THAT THE PROVISIONS IN THIS AGREEMENT THAT ARE SET OUT IN ITALICS, IN BOLD, UNDERLINE OR CAPITALS, OR ANY COMBINATION THEREOF, SATISFY THE REQUIREMENTS FOR THE EXPRESS NEGLIGENCE RULE AND/OR ARE CONSPICUOUS.

13.23  Dispute Resolution


13.23.1. [Intentionally Deleted.]

13.23.2. Any claim, counterclaim, demand, cause of action, dispute, or any other controversy arising out of or relating to this Agreement or in any way relating to the subject matter of this Agreement (each a "Dispute") shall be resolved by binding arbitration. A Dispute shall be resolved through arbitration regardless of whether the Dispute involves claims that this Agreement is unlawful, unenforceable, void, or voidable or involves claims under state or federal statutory or common law. The validity, construction and interpretation of this Agreement to arbitrate, and all other procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitrators. Any Party may commence an arbitration proceeding by transmitting written notice to the other Party pursuant to the notice provisions of Section
         13.6 of this Agreement and to the AAA regional office associated with the Location of such Party's demand for arbitration with respect to such Party's cause of action or claim that is a Dispute (the "Demand for Arbitration").

13.23.3. Any arbitration under this Agreement shall be conducted in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA"). In resolving any Dispute, the arbitrators shall refer to the governing law as specified in Section
         13.1 of this  Agreement.  THE  ARBITRATORS  SHALL  NOT BE  EMPOWERED TO


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         AWARD,  AND SHALL  NOT AWARD,  PUNITIVE,  EXEMPLARY,  MULTIPLE, TREBLE,
         CONSEQUENTIAL, INDIRECT, AND SPECIAL DAMAGES, REGARDLESS OF THE NATURE OF THE CAUSE OF ACTION, INCLUDING WITHOUT LIMITATION, BREACH OF CONTRACT, TORT, AND NEGLIGENCE; PROVIDED, HOWEVER, NOTHING HEREIN SHALL LIMIT THE RIGHTS AND OBLIGATIONS SET FORTH IN SECTION 13.10 OF THIS AGREEMENT AND ANY AWARD ISSUED BY THE ARBITRATORS SHALL BE CONSISTENT WITH THE PROVISIONS OF SAID SECTION 13.10. EXCEPT AS MAY BE RECOVERED PURSUANT TO SECTION 13.10 OF THIS AGREEMENT, EACH OF THE PARTIES WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO RECOVER SUCH DAMAGES FROM ANY OTHER PARTY.

13.23.4. The arbitration shall be held in Dallas County, Texas (the "Location").

13.23.5. If the Parties initiate multiple arbitration proceedings, the subject matters of which are related by common questions of law or fact and which could result in conflicting awards or obligations, then all such proceedings may be consolidated into a single arbitral proceeding. The Parties hereby acknowledge the dispute resolution provisions contained in the Escrow Agreement, the Transition Services Agreement and the Guaranties referred to in Section 2.6 and agree that any arbitration proceeding under this Agreement may be consolidated with any arbitration proceeding under the Escrow Agreement, the Transition Services Agreement and/or such Guaranties and the arbitrators shall have the discretion to adjudicate any such consolidated proceeding in a manner the arbitrators consider just and reasonable, including, but not limited to bifurcating Disputes or rendering interim awards.

13.23.6. Unless otherwise agreed by the Parties, the Dispute shall be decided by a panel of three (3) neutral arbitrators selected as follows. Each Party shall appoint one (1) arbitrator within thirty (30) days of the filing of the arbitration, and the two arbitrators so appointed shall select the presiding arbitrator within thirty (30) days after the latter of the two arbitrators has been appointed by the Parties. If a Party fails to appoint its party-appointed arbitrator or if the two party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the AAA shall serve as the appointing authority and shall appoint the remainder of the three arbitrators not yet appointed. If the Parties agree in writing, the Dispute may be decided by a single arbitrator who shall be specified in such written agreement between the Parties.

13.23.7. The arbitrators may award interim measures or injunctive relief, which may be enforced by the arbitrators or by a court of law.

13.23.8. The arbitration award issued by the arbitrators shall be final and binding. The award shall be required to be in writing, stating the amount of the award, and if applicable the amount of attorneys' fees and costs.

13.23.9. Any litigation relating to or arising under this Section 13.23 must be brought in the state or federal courts sitting in the Location. Any arbitration award may be enforced by the state or federal courts of


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         Texas  or  by  any  court  of  competent  subject  matter  jurisdiction
         (including but not limited to any jurisdiction in which a Party holds or keeps assets). The Parties agree that service of process may be accomplished according to the notice procedures of Section 13.6 or by any other means authorized by applicable Law. The Parties agree to waive any objection they may have to service of process if accomplished according to the procedures of Section 13.6.

13.23.10. The arbitrators are authorized to award costs of the arbitration in its award, including without limitation (i) the reasonable fees and expenses of the arbitrators; (ii) the reasonable costs of assistance required by the tribunal, including its experts; (iii) the reasonable fees and expenses of the administrator; (iv) the reasonable costs for legal representation of a successful Party, including attorneys' fees, expert witness fees, out of pocket costs and other reasonable expenses; and (v) any such reasonable costs incurred in connection with an application for interim relief or emergency measures and to allocate those costs between the Parties.

13.23.11. The award shall include pre-judgment interest at a rate to be determined by the arbitrators (not to exceed the maximum amount permitted by Law) from the date of the breach or default. Interest shall accrue until the date the award is paid in full.

13.23.12. Any arbitration (including a settlement resulting from an award, documents exchanged or produced during an arbitration proceeding, and memorials, briefs or other documents prepared for the arbitration) shall be confidential and may not be disclosed by the Parties, their employees, officers, directors, counsel, consultants, and expert witnesses, except (i) in a legal proceeding to enforce rights under this Section 13.23, (ii) in response to a subpoena or legal process, but only after giving the other Party reasonable notice in advance for them to take steps to preserve the confidentiality of the material,
         (iii) by agreement of the Parties or (iv) as required by applicable Law or any applicable stock exchange. A breach of this Section 13.23.12 shall not void any settlement or award.

13.23.13. If any provision of Section 13.23 is found by a court or arbitral panel to be unenforceable or unlawful, then it shall be severed from this Agreement and the remaining terms shall be enforced as written.


13.24 Transfer Fees. Purchaser shall pay any fees or other payments required by a third party in order to transfer the Assets.

13.25 Filing and Recording. Purchaser will file or record the various originals of the Assignment and Bill of Sale and other conveyancing documents promptly after Closing at Purchaser's sole cost. If Purchaser fails to promptly record such documents then Seller may record such documents. Purchaser will reimburse Seller for the costs of filing, recording, and other reasonable fees actually incurred by Seller if Seller records or files said documents, such costs or fees to be used in the Final Accounting Settlement. The recording Party will provide


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either the original or  photocopies  of the recorded  documents,  including  the recording data, to the non-recording Party promptly.

13.26 Removal of Signs. Seller may either remove its name and signs from the Seller-operated Assets and Property or require Purchaser to do so for those Assets that it will operate. If Seller's name or signs remain on the Property or Assets after Seller ceases to be operator and Purchaser has become operator, Purchaser must (a) remove any remaining signs and references to Seller promptly, but no later than the time required by applicable regulations or forty-five days after Seller ceases to be operator, whichever occurs first, (b) install signs complying with applicable governmental regulations, including signs showing Purchaser as operator of the Assets it operates, and (c) notify Seller of the removal and installation. Seller reserves a right of access to the Assets and Property after it ceases to be operator to remove its signs and name from all Wells, facilities and Property, or to confirm that Purchaser has done so for the Assets operated by Purchaser. If Seller removes signs because Purchaser has not done so, Seller will charge its costs to Purchaser, and Purchaser will pay the invoice within fifteen days of receipt.

13.27 HSR Act. The Parties shall exercise their best efforts to file (or will cause their ultimate parent entities to file), within one (1) week after the Execution Date, with the United States Federal Trade Commission and the United States Department of Justice all notifications and reports required for the transaction contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), and shall request early termination of the prescribed waiting period. Purchaser shall be responsible for any required fees. Both Parties shall use their best efforts to promptly supply any supplemental or additional information which may be requested in connection therewith pursuant to the HSR Act and shall comply in all material respects with the requirements of the HSR Act. Closing of the transaction contemplated hereby shall not occur unless and until all necessary filings and notifications under the HSR Act have been made, including the provision of any required additional information or documents, and the waiting period referred to in such Act shall have expired or terminated.

EXECUTED on February 22, 2006 but the date of this Agreement shall be deemed February 23, 2006.

                                     SELLER:

                                     PIONEER NATURAL RESOURCES USA, INC.

                                     By:    /s/ A. R. Alameddine
                                           ---------------------------------
                                     Name: A. R. Alameddine
                                     Its   EVP - World Wide Negotiation


                                     PURCHASER:

                                     MARUBENI OFFSHORE PRODUCTION (USA) INC.

                                     By:    /s/ M. D. Cabell
                                           ---------------------------------
                                     Name: Matthew D. Cabell
                                     Its:  Executive Vice President

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